As filed with the Securities and Exchange Commission on November 8, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2836 (Primary Standard Industrial Classification Code Number)	94-3078125 (I.R.S. Employer Identification Number)

25 Recreation Park Drive, Unit 108
Hingham, MA 02043

(781) 875-3605

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Harel Gadot
President, Chief Executive Officer, Chairman
25 Recreation Park Drive, Unit 108
Hingham, MA 02043

(781) 875-3605

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marc D. Mantell, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Stephen E. Fox, Esq. Ruskin Moscou Faltischek PC 1425 RXR Plaza 15th Floor, East Tower Uniondale, New York 11556 (516) 663-6600	Steven Skolnick, Esq. Michael Lerner, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	$23,000,000	$2,787.60
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	—	—
Underwriter warrants to purchase shares of common stock issuable upon exercise thereof(4)	$1,437,500	$174.23
Total	$24,437,500	$2,961.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering, and therefore the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $23,000,000.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes the offering price of any additional securities that the underwriter has the option to purchase.

(4)	Represents warrants issuable to H.C. Wainwright & Co., LLC (the “Underwriter’s Warrants”) to purchase a number of shares of common stock equal to 5% of the number of shares of common stock (including the shares of common stock issued pursuant to the underwriter’s exercise of its over-allotment option and pre-funded warrants) being offered at an exercise price equal to 125% of the public offering price. Resales of the Underwriter’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares of common stock issuable upon exercise of the Underwriter’s Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.”

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2018

Shares of Common Stock
Pre-Funded Warrants to Purchase Shares of Common Stock

We are offering ______ shares of our common stock.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price per share at which shares of common stock are sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.” On November 7, 2018, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.64 per share. The public offering price per share and any pre-funded warrant will be determined between us and the underwriter at the time of pricing, and may be at a discount to the current market price. There is no established public trading market for the pre-funded warrants and the Underwriter’s Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants and the Underwriter’s Warrants on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	See “Underwriting” beginning on page 20 of this prospectus for a description of compensation and reimbursement of expenses payable to the underwriter.

The offering is being underwritten on a firm commitment basis. We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional      shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $    , and the total proceeds to us, before expenses, will be $_______.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and any pre-funded warrants to purchasers is expected on or about ______________, 2018, subject to certain customary closing conditions.

Sole Book-Running Manager

H.C. Wainwright & Co.

The date of this prospectus is ____________, 2018

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable, authorized free writing prospectus is current only as of its date, and any information in documents incorporated by reference is current only as of the date of the document incorporated by reference, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or information incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Microbot,” “we,” “us” and “our” refer to Microbot Medical Inc. together with its wholly owned subsidiaries.

Overview

Our Company

Microbot is a pre-clinical medical device company specializing in the research, design and development of next generation robotic endoluminal surgery devices targeting the minimally invasive surgery space. Microbot is primarily focused on leveraging its micro-robotic technologies with the goal of improving surgical outcomes for patients.

Microbot’s current technological platforms, ViRobTM, TipCATTM and CardioSertTM, are comprised of proprietary innovative technologies. Using the ViRob platform, Microbot is currently developing its first product candidate: the Self Cleaning Shunt, or SCSTM, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH. Although the SCS utilizes one of our platforms, we are focused on the development of a Multi Generation Pipeline Portfolio utilizing all three of our proprietary technologies.

Microbot has a patent portfolio of 25 issued/allowed patents and 15 patent applications pending worldwide.

Technological Platforms

ViRob

The ViRob is an autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions are expected to allow it to navigate and crawl in different natural spaces within the human body, including blood vessels, the digestive tract and the respiratory system as well as artificial spaces such as shunts, catheters, ports, etc. Its unique structure is expected to give it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. The SCS product was developed using the ViRob technology.

CardioSert

On May 25, 2018, Microbot acquired a patent-protected technology from CardioSert Ltd., a privately-held medical device company based in Israel. The CardioSertTM technology contemplates a combination of a guidewire and microcatheter, technologies that are broadly used for surgery within a tubular organ or structure such as a blood vessel or duct. The CardioSertTM technology features a unique guidewire delivery system with steering and stiffness control capabilities which when developed is expected to give the physician the ability to control the tip curvature, to adjust tip load to varying degrees of stiffness in a gradually continuous manner. The CardioSertTM technology was originally developed to support interventional cardiologists in crossing chronic total occlusions (CTO) during percutaneous coronary intervention (PCI) procedures and has the potential to be used in other spaces and applications, such as peripheral intervention, and neurosurgery. CardioSertTM was part of a technological incubator supported by the Israel Innovation Authorities (formerly known as the Office of the Chief Scientist, or OCS), and a device based on the technology has successfully completed pre-clinical testing.

TipCAT

The TipCAT is a disposable self-propelled locomotive device that is specially designed to advance in tubular anatomies. The TipCAT is a mechanism comprising a series of interconnected balloons at the device’s tip that provides the TipCAT with its forward locomotion capability. The device can self-propel within natural tubular lumens such as the blood vessels, respiratory and the urinary and GI tracts. A single channel of air/fluid supply sequentially inflates and deflates a series of balloons creating an inchworm like forward motion. The TipCAT maintains a standard working channel for treatments. Unlike standard access devices such as guidewires, catheters for vascular access and endoscopes, the TipCAT does not need to be pushed into the patient’s lumen using external pressure; rather, it will gently advance itself through the organ’s anatomy. As a result, the TipCAT is designed to be able to reach every part of the lumen under examination regardless of the topography, be less operator dependent, and greatly reduce the likelihood of damage to lumen structure. The TipCAT thus offers functionality features equivalent to modern tubular access devices, along with advantages associated with its physiologically adapted self-propelling mechanism, flexibility, and design.

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Industry Overview

CSF Management

Hydrocephalus is a medical condition in which there is an abnormal accumulation of cerebrospinal fluid, or CSF, in the brain that can cause increased intracranial pressure. It is estimated that one in every 500 babies are born with hydrocephalus, and over 1,000,000 people in the United States currently live with hydrocephalus.

Symptoms of hydrocephalus vary with age, disease progression and individual tolerance to the condition, but they can include convulsion, tunnel vision, mental disability or dementia-like symptoms and even death. NPH is a type of hydrocephalus that usually occurs in older adults. NPH is generally treated as distinct from other types of hydrocephalus because it develops slowly over time. In NPH, the drainage of CSF is blocked gradually and the excess fluid builds up slowly. This slow accumulation means that the fluid pressure may not be as high as in other types of hydrocephalus. It is estimated that more than 700,000 Americans have NPH, but less than 20% receive an appropriate diagnosis.

Hydrocephalus is most often treated by the surgical insertion of a shunt system. The shunt system diverts the flow of CSF from the brain’s ventricles (or the lumbar subarachnoid space) to another part of the body where the fluid can be more readily absorbed. Hydrocephalus shunt designs have changed little since their introduction in the 1950s. A shunt system typically consists of three parts: the distal tubing or shunt (a flexible and sturdy plastic tube), the ventricular catheter (the proximal catheter), and a valve. The end of the shunt system with the proximal catheter is placed in the ventricles (within the CSF) and the distal catheter is placed in the site of the body where the CSF can be drained. A valve is located along the shunt to maintain and regulate the rate of CSF flow. Current systems can be created from separate components or bought as complete units.

The treatment of hydrocephalus with existing shunt systems often includes complications. For example, approximately 50% of shunts used in the pediatric population fail within two years of placement and repeated neurosurgical operations are often required. Ventricular catheter blockage, or occlusion, is by far the most frequent event that results in shunt failure. Shunt occlusion occurs when there is a partial or complete blockage of the shunt that causes it to function intermittently or not at all. Such a shunt blockage can be caused by the accumulation of blood cells, tissue, or bacteria in any part of the shunt system. In the event of shunt occlusion, CSF begins to accumulate in the brain or lumbar region again and the symptoms of untreated hydrocephalus can reappear until a shunt replacement surgery is performed.

Although several companies are active in the field of hydrocephalus treatment and the manufacturing of shunt systems and shunt components, Microbot believes that the majority of those companies are focusing on the development of valves. The development of a “smart shunt” – a shunt that could provide data to the physician on patient conditions and shunt function with sensor-based controls, or correct the high failure rate of existing shunt systems – is for the most part at an academic and conceptual level only. Reports of smart shunt technologies are typically focused on a subset of components with remaining factors left unspecified, such as hardware, control algorithms or power management. Microbot does not believe that a smart shunt that can prevent functional failures has been developed to date. Because of the limited innovation in this area, Microbot believes an opportunity exists to provide patients suffering from hydrocephalus or NPH with a more effective instrument for treating their condition.

An alternative, short-term solution to hydrocephalus is the implantation of an External Ventricular Drainage, or EVD, an implanted device used in neurosurgery for the short-term treatment and monitoring of elevated intracranial pressure when the normal flow of CSF inside the brain is obstructed. If after using an EVD, the underlying hydrocephalus does not eventually resolve, the EVD may then be converted to a cerebral shunt, a fully internalized, long-term treatment for hydrocephalus.

EVDs are also used in other instances when the normal flow of CSF inside the brain is obstructed, such as a result of head trauma, intracerebral hemorrhage, brain tumors and infection. The EVD serves to divert excess fluids from the brain and allows for the monitoring of intracranial pressure. An EVD must be placed in a center with full neurosurgical capabilities because immediate neurosurgical intervention may be needed if a complication of EVD placement, such as bleeding, is encountered. EVD is one of the most commonly used and most important life-saving procedures in the neurologic ICU, with more than 200,000 neuro-intensive patients requiring EVD insertions annually.

Similar to shunts, EVDs are also prone to occlusion, mostly due to cellular debris, such as blood clots and/or tissue fragments. Studies have shown that approximately 1-7% of EVDs require replacement secondary to occlusion. Current solutions for EVD occlusion include irrigation and replacement, which we believe may be ineffective (in the case of irrigation) or costly (in the case of replacement) and in either case, put the patient at risk of unintended side effects. Microbot believes that with its portfolio of technologies, and its initial pre-clinical results, it is well-positioned to explore and expand its offerings as an alternative solution for EVD occlusion.

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Minimally Invasive Endovascular Neurosurgery

Minimally Invasive Surgery, or MIS, refers to surgical procedures performed through tiny incisions instead of a single large opening. Because the incisions are small, patients tend to have quicker recovery times and experience less trauma than with conventional surgery. The global MIS market is expected to exceed $50 billion by 2019, with a CAGR of over 20% through 2023. MIS involves three major category of devices: surgical, monitoring and visualization, and endoscopy. The market for surgical devices, including ablation, electrosurgery and medical robotic systems, accounts for the largest share of revenue and is also expected to show the highest rate of growth.

As a subset of MIS, endovascular neurosurgery refers to surgeries performed by using devices that pass through the blood vessels to diagnose and treat neurological diseases and conditions such as stroke, arteriovenous malformations, aneurysms and atherosclerosis, rather than using open surgery.

The global neurovascular device market was valued at $1.62 billion in 2015 and is expected to reach a value of $2.92 billion by 2024, growing at a CAGR of 6.5%. Increases in the geriatric population and a rise in the number of patients suffering from neurovascular disorders, implementation of advanced technological platforms, and favorable reimbursement policies across established markets are expected to drive this market’s growth. On the other hand, the high cost of the endovascular devices and scarcity of neurovascular surgeons may impede such growth.

Stroke is a devastating condition, affecting 33 million people worldwide every year. In the United States alone, there are nearly 800,000 instances of stroke yearly, with about three in four being first-time strokes. This number is expected to increase to one million annually in 2021. Stroke is the fifth leading cause of death in the United States and is a leading cause of long-term disability, with related care costs estimated at $70 billion annually.

Mechanical thrombectomy has only been approved as a first-line treatment for ischemic stroke since 2016. Prior to such aproval, chemical thrombolysis using tissue plasminogen activators was the only first-line treatment available, limiting the therapeutic window for ischemic stroke patients to as little as 3-4 hours from the onset of symptoms. With mechanical thrombectomy, treatment can be started within 6-24 hours of the time the patient was last known to be well. The US mechanical thrombectomy market is projected to grow at a CAGR of 23.9% between 2014-2020, to reach a value over $350 million.

According to the Brain Aneurysm Foundation, an estimated 6 million people in the United States have an unruptured brain aneurysm, or 1 in 50 people. The annual rate of rupture is approximately 8 – 10 per 100,000 people, or about 30,000 people in the United States annually. Embolic coiling is the established gold-standard treatment for aneurysms, and the most established product line in the neurovascular market – it is a strong but relatively stagnant market, projected to grow at a CAGR of 1.7% between 2014-2020, to reach a value of over $800 million. New devices that improve treatment of complex aneurysms, such as embolization-enabling stents, bifurcations stents, flow-diversion stents, liquid embolics and intrasaccular devices, are expected to boost market growth.

The major companies in the field of neurovascular devices include Stryker Corporation, Medtronic Plc., Cerenovus (Johnson & Johnson), Terumo Corporation and Penumbra, Inc. Neurovascular access devices are the means for delivering neurovascular treatment tools and devices from an opening in the femoral or radial arteries into the brain vasculature. Such access devices include sheaths, guidewires and microcatheters. Wires and catheters account for 18.6% of the overall neurovascular market.

Navigating and placing access devices through tortuous and highly delicate brain arteries is a complex procedure that requires high-level surgical skills with specialist training. In many procedures, surgeons exchange numerous access devices before reaching the target and applying the therapeutic agent or device, increasing the risk of adverse events and the exposure of both patient and physician to radiation. Adverse events, such as perforation of brain arteries or the release of embolies from a thrombus or atherosclerotic lesion can have devastating or even fatal results.

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Microbot believes that with its portfolio of technologies specifically CardioSertTM and TipCAT, it is well-positioned to explore and develop such technologies as neurovascular access devices, with a focus on improving the ease and access and enhancing the safety of endovascular neurosurgery.

Our Product Pipeline

Self-Cleaning Shunt

The SCS device is designed to act as the ventricular catheter portion of a CSF shunt system that is used to relieve hydrocephalus and NPH. It is designed to work as an alternative to any ventricular catheter options currently on the market and to connect to all existing shunt system valves currently on the market; therefore, the successful commercialization of the SCS is not dependent on any single shunt system. Initially, Microbot expects the SCS device to be an aftermarket purchase that would be deployed to modify existing products by the end user. Microbot believes that the use of its SCS device will be able to reduce, and potentially eliminate, shunt occlusions, and by doing so, Microbot believes its SCS has the potential to become the gold standard ventricular shunt in the treatment of hydrocephalus and NPH.

The SCS device embeds an internal robotic cleaning mechanism in the lumen, or inside space, of the ventricular catheter which prevents cell accumulation and tissue ingrowth into the catheter. The SCS device consists of a silicone tube with a perforated titanium tip, which connects to a standard shunt valve at its distal end. The internal cleaning mechanism is embedded in the lumen of the titanium tip. Once activated, the cleaning mechanism keeps tissue from entering the catheter perforations while maintaining the CSF flow in the ventricular catheter.

The internal cleaning mechanism of the SCS device is activated by means of an induced magnetic field, which is currently designed to be externally generated by the patient through a user-friendly headset that transmits the magnetic field at a pre-determined frequency and operating sequence protocol. The magnetic field that is created by the headset is then captured by a flexible coil and circuit board that is placed just under the patient’s scalp in the location where the valve is located. The circuit board assembly converts the magnetic field into the power necessary to activate the cleaning mechanism within the proximal part of the ventricular catheter.

Microbot has completed the development of an SCS prototype and is currently completing the safety testing, general proof of concept testing and performance testing for the device, which Microbot began in mid-2013. In May 2018, Microbot announced the results of two pre-clinical studies assessing the SCS, an in-vitro study and a small animal study. The in-vitro study, which was performed at Wayne State University by Dr. Carolyn Harris, supports the SCS’s potential as a viable technology for preventing occlusion in shunts used to treat hydrocephalus. The animal study designed to assess the safety profile of the SCS, which was performed by James Patterson McAllister, PhD, a Professor of Neurosurgery at Washington University School of Medicine in St. Louis, met the primary goal to determine the safety of the SCS device that aims to prevent obstruction in CSF catheters. Since the completion of these initial studies, Microbot has commenced a follow-up study to further evaluate the safety and to investigate the efficacy of the SCS. The follow-up study is also being conducted by leading hydrocephalus experts at Washington University and Wayne State University. The study will include a larger sample size compared to the initial studies and the primary and secondary endpoints will seek to validate the safety and efficacy of the SCS that will be activated in both in-vitro (lab) and in-vivo (animal) models. Microbot plans to use the findings for initial regulatory submissions in the United States, Europe and other jurisdictions, although upon the completion of animal studies, Microbot may conduct clinical trials if they are requested by the FDA or if Microbot decides that the data from such trials would improve the marketability of the product candidate. Microbot believes that the animal study results of its first generation SCS device should be available during the second half of 2019 and we expect to submit that data to the FDA either in a regulatory submission or as part of a pre-submission meeting request, depending on the final results of this ongoing studies. The proposed indication for use of the SCS device would be for the treatment of hydrocephalus as a component of a shunt system when draining or shunting of CSF is indicated. It continues to be possible that the FDA could require us to conduct a human clinical study to support the safety and efficacy of the SCS and that such clinical data would need to be submitted as part of a 510(k) notification to authorize marketing of the medical device in the U.S.

Microbot may also conduct clinical trials for the SCS in other countries where such trials are necessary for Microbot to sell its SCS device in such country’s market, although it has no current plans to do so.

TipCAT

A TipCAT prototype was shown to self-propel and self-navigate in curved plastic pipes and curved ex-vivo colon. In addition, in its first feasibility study, the prototype device was tested in a live animal experiment and successfully self-propelled through segments of the animal’s colon, with no post-procedural damage. All tests were conducted at AMIT (Alfred Mann Institute of Technology at the Technion), prior to the licensing of TipCAT by Microbot.

Microbot is no longer pursuing the development of the TipCAT as a colonoscopy tool but is currently exploring the use of the TipCAT for minimally invasive endovascular neurosurgical applications.

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Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

●	We will need to raise significant additional capital to support our operations.

●	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

●	Our product candidates must undergo rigorous clinical testing, such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

●	We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

●	If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.

●	If you purchase our securities in this offering, you will incur immediate and substantial dilution.

●	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Corporate and Other Information

We were incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change our name to CytoTherapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change our name to StemCells, Inc. On November 28, 2016, C&RD Israel Ltd., a wholly-owned subsidiary of ours, completed its merger with and into Microbot Medical Ltd., or Microbot Israel, an Israeli corporation that then owned our assets and operated our current business, with Microbot Israel surviving as a wholly-owned subsidiary of ours. We refer to this transaction as the Merger. On November 28, 2016, in connection with the Merger, we changed our name from “StemCells, Inc.” to Microbot Medical Inc., and each outstanding share of Microbot Israel capital stock was converted into the right to receive shares of our common stock. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by us and converted into options to purchase shares of the common stock of Microbot Medical Inc. On November 29, 2016, our common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”. Prior to the Merger, we were a biopharmaceutical company that operated in one segment, the research, development, and commercialization of stem cell therapeutics and related technologies. Substantially all of the material assets relating to the stem cell business were sold on November 29, 2016.

In May 2016, we effected a 1-for-12 reverse split of our common stock, and in November 2016, we effected a 1-for-9 reverse split of our common stock in connection with the Merger. In September 2018, we effected a 1-for-15 reverse split of our common stock. The share and per share information described in this prospectus that occurred prior to these reverse splits have been adjusted to give retrospective effect to the reverse splits.

Our principal executive offices are located at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043. The telephone number at our principal executive office is (781) 875-3605. Our website address is www.microbotmedical.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities in this offering.

This prospectus contains references to our trademarks and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, including certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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The Offering

Common stock offered by us in this offering	_______ shares.

Pre-funded warrants offered by us in this offering	We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Option to purchase additional shares	The underwriter has an option to purchase up to an additional ______ shares of our common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option for a period of 30 days from the date of this prospectus.

Common stock to be outstanding after this offering	______ shares of common stock, assuming no sale of any pre-funded warrants (or _____ shares of common stock if the underwriter exercises in full its option to purchase additional shares of common stock, assuming no sale of pre-funded warrants).

Use of proceeds	We intend to use the net proceeds from this offering for attaining regulatory approvals for and commercializing our SCS device in the treatment of hydrocephalus and NPH; expanding and developing the applications of our existing ViRob and SCS IP and prototypes into other areas of CSF management, such as EVD, through regulatory submission; developing the CardioSertTM technology for neurovascular disorders from proof of concept to pre-clinical studies; and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock or pre-funded warrants in this offering.

National Securities Exchange Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.” We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering is based on 2,945,676 shares of common stock outstanding as of June 30 2018, adjusted for the Company’s 1-for-15 reverse stock split on September 4, 2018, and excludes, as of September 30, 2018:

●	412,478 shares of our common stock issuable upon the exercise of outstanding stock options, with exercise prices ranging from $0 to $19.35 and having a weighted-average exercise price of $11.70 per share;

●	211,239 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan;

●	Approximately 7,531 shares of our common stock issuable upon the exercise of outstanding warrants, with exercise prices ranging from approximately $40.00 to $2,885 per share and having a weighted-average exercise price of $1,697 per share; and

●	An aggregate of 67,000 shares of our common stock issuable upon the conversion of 1,001 shares of our Series A Convertible Preferred Stock.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise by the underwriter of its over-allotment option, no sale of any pre-funded warrants in this offering and no exercise by the underwriter of its warrants to purchase _______ shares of our common stock at an exercise price per share which is equal to 125% of the public offering price per share of the shares of common stock offered in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below or that we incorporate by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Relating to the Development and Commercialization of Microbot’s Product Candidates

Microbot’s business depends heavily on the success of its lead product candidate, the SCS. If Microbot is unable to commercialize the SCS or experiences significant delays in doing so, Microbot’s business will be materially harmed.

On January 27, 2017, Microbot entered into a research agreement with Washington University in St. Louis to develop the protocol for and to execute the necessary animal study to determine the effectiveness of the Microbot’s SCS prototype. The initial research was completed in 2017 with a comprehensive study expected to be completed in 2019. Upon the completion of animal studies, Microbot may conduct clinical trials if they are requested by the FDA or if Microbot decides that the data from such trials would improve the marketability of the product candidate. After all necessary clinical and performance data supporting the safety and effectiveness of SCS are collected, Microbot must still obtain FDA clearance or approval to market the device and those regulatory processes can take several months to several years to be completed. Therefore, Microbot’s ability to generate product revenues will not occur for at least the next few years, if at all, and will depend heavily on the successful commercialization of SCS in the treatment of hydrocephalus. The success of commercializing SCS will depend on a number of factors, including the following:

●	our ability to obtain additional capital;

●	successful completion of animal studies and, if necessary, human clinical trials and the collection of sufficient data to demonstrate that the device is safe and effective for its intended use;

●	receipt of marketing approvals or clearances from the FDA and other applicable regulatory authorities;

●	establishing commercial manufacturing arrangements with one or more third parties;

●	obtaining and maintaining patent and trade secret protections;

●	protecting Microbot’s rights in its intellectual property portfolio;

●	establishing sales, marketing and distribution capabilities;

●	generating commercial sales of SCS, if and when approved, whether alone or in collaboration with other entities;

●	acceptance of SCS, if and when commercially launched, by the medical community, patients and third-party payors;

●	effectively competing with existing shunt and endoscope products on the market and any new competing products that may enter the market; and

●	maintaining quality and an acceptable safety profile of SCS following clearance or approval.

If Microbot does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully commercialize SCS, which would materially harm its business.

Microbot’s ability to expand our technology platforms for other uses, including endovascular neurosurgery other than for the treatment of hydrocephalus, may be limited.

After spending time working with experts in the field, Microbot has recently decided to no longer pursue the use of TipCAT in colonoscopy and has instead committed to focus on expanding all of its technology platforms for use in segments of the endovascular neurosurgery market, including traumatic brain injury, to capitalize on its existing competencies in hydrocephalus and the market’s needs. Microbot’s ability to expand its technology platforms for use in the endovascular neurosurgery market will be limited by its ability to develop and/or refine the necessary technology, obtain the necessary regulatory approvals for their use on humans, and the marketing of its products and otherwise obtaining market acceptance of its product in the United States and in other countries.

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Microbot operates in a competitive industry and if its competitors have products that are marketed more effectively or develop products, treatments or procedures that are similar, more advanced, safer or more effective, its commercial opportunities will be reduced or eliminated, which would materially harm its business.

Our competitors that have developed or are developing endoluminal robotics surgical systems include Corindus Vascular Robotics, Inc., Hansen Medical, Inc. Auris Health, Inc., Stereotaxis, Inc., Medrobotics Corporation and others. Our competitors may develop products, treatments or procedures that directly compete with our products and potential products and which are similar, more advanced, safer or more effective than ours. The medical device industry is very competitive and subject to significant technological and practice changes. Microbot expects to face competition from many different sources with respect to the SCS and products that it is seeking to develop or commercialize with respect to its other product candidates in the future.

Competing against large established competitors with significant resources may make establishing a market for any products that it develops difficult which would have a material adverse effect on Microbot’s business. Microbot’s commercial opportunities could also be reduced or eliminated if its competitors develop and commercialize products, treatments or procedures quicker, that are safer, more effective, are more convenient or are less expensive than the SCS or any product that Microbot may develop. Many of Microbot’s potential competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Microbot may have. Mergers and acquisitions in the medical device industry market may result in even more resources being concentrated among a smaller number of Microbot’s potential competitors.

At this time, Microbot does not know whether the FDA will require it to submit clinical data in support of its future marketing applications for its SCS product candidate, particularly in light of recent initiatives by the FDA to enhance and modernize its approach to medical device safety and innovation, which creates uncertainty for Microbot as well as the possibility of increased product development costs and time to market.

Microbot anticipates that its lead product candidate, the SCS, will be classified by the FDA as Class II and thus be eligible for marketing pursuant to a cleared 510(k) notification. However, there is no guarantee that the FDA will agree with the Company’s determination or that the FDA would accept the predicate device that Microbot intends to submit in its 510(k) notification in order to establish that its new device product is substantially equivalent to one or more predicate devices. The FDA also may request additional data in response to a 510(k) notification, or require Microbot to conduct further testing or compile more data in support of its 510(k) submission. Such additional data could include clinical data that must be derived from human clinical studies that are designed appropriately to address the potential questions from the FDA regarding a proposed product’s safety or effectiveness. It is unclear at this time whether and how various activities recently initiated or announced by the FDA to modernize the U.S. medical device regulatory system could affect the marketing pathway or timeline for our product candidate, given the timing and the undeveloped nature of some of the FDA’s new medical device safety and innovation initiatives. One of the recent initiatives was announced in April 2018, when the FDA Commissioner issued a statement with the release of a Medical Device Safety Action Plan. Among other key areas of the Medical Device Safety Action Plan, the Commissioner stated that the FDA is “exploring what further actions we can take to spur innovation towards technologies that can make devices and their use safer. For instance, our Breakthrough Device Program that helps address unmet medical needs can be used to facilitate patient access to innovative new devices that have important improvements to patient safety. We’re considering developing a similar program to support the development of safer devices that do not otherwise meet the Breakthrough Program criteria, but are clearly intended to be safer than currently available technologies.” This type of program may negatively affect our existing development plan for the SCS product candidate or it may benefit Microbot, but at this time those potential impacts from recent FDA medical device initiatives are unknown and uncertain. Similarly, the FDA Commissioner announced various agency goals under a Medical Innovation Access Plan in 2017.

If the FDA does require clinical data to be submitted as part of the SCS marketing submission, any type of clinical study performed in humans will require the investment of substantial expense, professional resources and time. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, a company must, among other things, apply for and obtain Institutional Review Board, or IRB, approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an Investigational Device Exemption, or IDE, application. Microbot may not be able to obtain FDA and/or IRB approval to undertake clinical trials in the United States for any new devices Microbot intends to market in the United States in the future. Moreover, the timing of the commencement, continuation and completion of any future clinical trial may be subject to significant delays attributable to various causes, including scheduling conflicts with participating clinicians and clinical institutions, difficulties in identifying and enrolling patients who meet trial eligibility criteria, failure of patients to complete the clinical trial, delay in or failure to obtain IRB approval to conduct a clinical trial at a prospective site, and shortages of supply in the investigational device.

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Thus, the addition of one or more mandatory clinical trials to the development timeline for the SCS would significantly increase the costs associated with developing and commercializing the product and delay the timing of U.S. regulatory authorization. The current uncertainty regarding near-term medical device regulatory changes by the FDA could further affect our development plans for the SCS, depending on their nature, scope and applicability. Microbot and its business, financial condition and operating results could be materially and adversely affected as a result of any such costs, delays or uncertainty.

Risks Related to this Offering

You will experience immediate and substantial dilution if you purchase securities in this offering.

As of June 30, 2018, our net tangible book value was approximately $8.6 million, or $2.72 per share. Since the price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of  $____ per share of common stock being sold in this offering (the last reported sale price of our common stock on The Nasdaq Capital Market on _________, 2018), and our net tangible book value per share as of June 30, 2018, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of  $_____ per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. The discussion above assumes (i) no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis until such warrants are exercised and (ii) no exercise by the underwriter of the Underwriter’s Warrants.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or as otherwise provided in our investment policies in effect from time to time. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We are subject to a lawsuit that could adversely affect our business and our use of proceeds from this offering.

We are named as the defendant in a lawsuit, which we refer to as the Matter, captioned Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, pending in the Supreme Court of the State of New York, County of New York (the “Court”) (Index No. 654581/2017). The complaint alleges, among other things, that we breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to our June 8, 2017 equity financing, or the Financing, of which the Plaintiffs participated. The complaint seeks rescission of the SPA and return of the Plaintiffs’ $3,375,000 purchase price with respect to the Financing, and damages in an amount to be determined at trial, but alleged to exceed $1 million. On August 3, 2018, both Plaintiffs and Defendant filed motions for summary judgment. On September 27, 2018, the Court heard oral argument on the parties’ respective summary judgment motions. After oral argument, the Court denied Plaintiffs’ motion in its entirety from the bench. On September 28, 2018, the Court issued a decision granting our motion for summary judgment regarding Plaintiffs’ claim for monetary damages and denying our motion for summary judgment on Plaintiffs’ claim for rescission, finding that there were material questions of fact that would need to be resolved at trial. A trial date has not been set.

On April 4, 2018, we entered into a Tolling and Standstill Agreement with Empery Asset Master, Ltd., Empery Tax Efficient LP, Empery Tax Efficient II LP, and Hudson Bay Master Fund, Ltd., the other investors in the Financing, of whom we refer to as the Other Investors. Pursuant to the Tolling Agreement, among other things, (a) the Other Investors agree not to bring any claims against us arising out of the Matter, (b) the parties agree that if we reach an agreement to settle the claims asserted by the Sabby Funds in the above suit, we will provide the same settlement terms on a pro rata basis to the Other Investors, and the Other Investors will either accept same or waive all of their claims and (c) the parties froze in time the rights and privileges of each party as of the effective date of the Tolling Agreement, until (i) an agreement to settle the suit is executed; (ii) a judgment in the suit is obtained; or (iii) the suit is otherwise dismissed with prejudice.

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We believe that the claims are without merit and have been and intend to continue to defend the action vigorously. However, due to the early stage in the ligation process, management is unable to assess the likelihood of the claim and the amount of potential damages, if any, to be awarded. Accordingly, no assurance can be given that any adverse outcome would not be material to our consolidated financial position. Additionally, in the event the court holds for the Plaintiffs in the Matter and we lose our appeals, we will likely be required to use the proceeds from this offering or available cash towards payment of damages to the Plaintiffs and the Other Investors, that we otherwise would have used to build our business and develop our technologies into commercial products. In such event, we would be required to raise additional capital sooner than we otherwise would, of which we can give no assurance of success.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Even if this offering is successful, we will need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had significant recurring losses from operations and we do not generate any cash from operations and must raise additional funds in order to continue operating our business. We expect to continue to fund our operations in the future primarily through equity and debt financings, grants from the Israel Innovation Authority and other sources. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of June 30, 2018, we had cash and cash equivalents of approximately $8.0 million. We estimate that we will receive net proceeds of approximately $_____ million from the sale of the securities offered by us in this offering, based on the assumed public offering price of  $_____ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on _________, 2018) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering. In the event of a decrease in the net proceeds to us from this offering as a result of a decrease in the assumed public offering price or the number of shares offered by us, if the Plaintiffs succeed in the Matter or if our use of proceeds changes from our plans as described under “Use of Proceeds”, we may need to raise additional capital sooner than we anticipate. In addition, we cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the success of our product development activities, any clinical trials, regulatory events, our ability to identify and enter into in-licensing or other strategic arrangements, and other events or conditions that may affect our value or prospects, as well as factors related to financial, economic and market conditions, many of which are beyond our control. There can be no assurances that sufficient funds will be available to us when required or on acceptable terms, if at all.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our development programs or other operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, enter into arrangements that may require us to relinquish rights to certain of our product candidates, technologies or potential markets, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

●	our ability to raise additional capital when needed and to continue as a going concern;

●	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

●	our ability to find and develop applications for our technologies for other neurosurgical conditions besides hydrocephalus;

●	our clinical development and other research and development plans and expectations;

●	the safety and efficacy of our product candidates;

●	the anticipated regulatory pathways for our product candidates;

●	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

●	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration and other regulatory agencies;

●	our ability to leverage the experience of our management team;

●	our ability to attract and keep management and other key personnel;

●	the capacities and performance of our suppliers, manufacturers and other third parties over whom we have limited control;

●	the actions of our competitors and success of competing products that are or may become available;

●	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

●	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

●	the benefits of our product candidates;

●	market and industry trends;

●	the outcome of any litigation in which we or any of our officers or directors may be involved, including with respect to the Matter;

●	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

●	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

●	our expectations regarding future planned expenditures;

●	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

●	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

●	our expected use of the net proceeds from this offering; and

●	our ability to operate our business without infringing the intellectual property rights of others.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $______ million (or approximately $______ million if the underwriter’s over-allotment option is exercised in full) from the sale of the securities offered by us in this offering, based on the assumed public offering price of  $______ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on _____, 2018), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of any pre-funded warrants issued pursuant to this offering.

A $______ increase (decrease) in the assumed public offering price of  $______ per share would increase (decrease) the expected net proceeds to us from this offering by approximately $______ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

Similarly, a one million share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $______ million, assuming the assumed public offering price of  $______ per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

We currently intend to use the net proceeds from this offering for attaining regulatory approvals for and commercializing our SCS device in the treatment of hydrocephalus and NPH; expanding and developing the applications of our existing ViRob and SCS IP and prototypes into other areas of CSF management, such as EVD, through regulatory submission; developing the CardioSertTM technology for neurovascular disorders from proof of concept to pre-clinical studies; and for working capital and other general corporate purposes. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering, including with respect to the Matter. We may also use a portion of the net proceeds from this offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so.

We currently anticipate that our existing resources, together with the expected net proceeds from this offering, will be sufficient to fund our planned operations until December 2021.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the progress, cost and results of our preclinical and clinical development programs and whether we are able to enter into future licensing or collaboration arrangements. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.” On November 7, 2018, the closing price for our common stock as reported on The Nasdaq Capital Market was $4.64 per share. The following table sets forth the ranges of high and low sales prices per share of our common stock as reported on The Nasdaq Capital Market for the period indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High(1)	Low(1)
Year Ended December 31, 2017
First Quarter	$149.10	$64.50
Second Quarter	$90.00	$19.80
Third Quarter	$23.25	$15.00
Fourth Quarter	$22.80	$15.15
Year Ending December 31, 2018
First Quarter	$17.25	$9.97
Second Quarter	$15.30	$8.70
Third Quarter	$11.55	$5.47
Fourth Quarter (through November 7, 2018)	$8.30	$4.33

(1)	Adjusted for our one-for-fifteen reverse stock split on September 4, 2018.

As of November 7, 2018, there were approximately 184 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

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DIVIDEND POLICY

We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends on common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a stockholders’ investment will only occur if our stock price appreciates.

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DILUTION

Our historical net tangible book value as of June 30, 2018 was approximately $8.6 million, or $2.72 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2018.

After giving effect to the sale of  _____ shares of our common stock at the assumed public offering price of  $______ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on _______, 2018), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of any pre-funded warrants issued pursuant to this offering, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $______ million, or $______ per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $______ per share to our existing stockholders, and an immediate dilution of $_____ per share to new investors purchasing securities in this offering at the assumed public offering price. All share and per share information are retroactively adjusted to reflect our 1-for-15 reverse stock split on September 4, 2018.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$
Historical net tangible book value per share as of June 30, 2018	$2.72
Pro forma increase in net tangible book value per share attributable to investors in this offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors participating in this offering		$

If the underwriter exercises in full its option to purchase up to _____ additional shares of common stock at the assumed public offering price of  $_____ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on _______, 2018), the as adjusted net tangible book value after this offering would be $_____ million, or $_____ per share, representing an increase in net tangible book value of $_____ per share to existing stockholders and immediate dilution in net tangible book value of  $_____ per share to investors purchasing our securities in this offering at the assumed public offering price.

The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the pre-funded warrants offered pursuant to this offering and the Underwriter’s Warrants, having a per share exercise price less than the public offering price per share in this offering.

The foregoing discussion and table are based on 2,945,676 shares of common stock outstanding as of June 30, 2018, adjusted for our 1-for-15 reverse stock split on September 4, 2018, and excludes, as of September 30, 2018:

●	412,478 shares of our common stock issuable upon the exercise of outstanding stock options, with exercise prices ranging from $0 to $19.35 and having a weighted-average exercise price of $11.70 per share;

●	211,239 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan;

●	Approximately 7,531 shares of our common stock issuable upon the exercise of outstanding warrants, with exercise prices ranging from approximately $40.00 to $2,885 per share and having a weighted-average exercise price of $1,967 per share; and

●	An aggregate of 67,000 shares of our common stock issuable upon the conversion of 1,001 shares of our Series A Convertible Preferred Stock.

To the extent that options, warrants or other convertible securities outstanding as of June 30, 2018 have been or may be exercised, converted or other shares issued, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock, as of November 7, 2018, by:

●	each of our directors;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	all those known by us to be to a beneficial owner of more than 5% of the Company’s common stock.

In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of November 7, 2018. We calculated percentage ownership in accordance with the rules of the SEC. The percentage of common stock beneficially owned is based on 2,975,676 shares outstanding as of November 7, 2018. In addition, shares issuable pursuant to options or other convertible securities that may be acquired within 60 days of November 7, 2018 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other persons.

This table is based on information supplied by each prospective director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholder of the Company listed is: c/o Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043.

	Number of Shares	Percentage of Common Stock Beneficially Owned
Beneficial Owner	Beneficially Owned	Before Offering	After Offering(1)
Directors and Executive Officers
Harel Gadot(2)	303,384	9.78%
Yoav Waizer(3)	1,016	*
Yoseph Bornstein(4)	299,710	10.07%
Scott Burell(3)	1,016	*
Martin Madden(3)	1,016	*
David Ben Naim(3)	2,000	*
Yehezkel (Hezi) Himelfarb(3)	29,004	*
Prattipati Laxminarain(3)	1,016	*
All current directors and executive officers as a group (8 persons)(5)	638,162	20.33%
Five Percent Shareholders
LSA - Life Science Accelerator Ltd.(4)	299,710	10.07%
MEDX Ventures Group LLC(6)	254,711	8.34%
Saber Holding GmbH(7)	287,134	9.65%
Moshe Shoham(8)	159,636	5.27%

*	Less than 1%
(1)	Assumes the sale of __ shares of our common stock and common stock underlying pre-funded warrants offered by us in this offering and does not include any shares of our common stock underlying the underwriter’s option to cover over-allotments, or underlying the Underwriter’s Warrants.
(2)	Includes 77,864 shares of our common stock issuable upon the exercise of options granted to MEDX Ventures Group and 48,673 shares of our common stock issuable upon the exercise of options granted to Mr. Gadot. All of such shares and 77,864 options are held by MEDX Ventures Group LLC, which is beneficially owned by Mr. Gadot. See Note 6 below.
(3)	Represents options to acquire shares of our common stock.
(4)	Based on representations and other information made or provided to the Company by Mr. Bornstein, Mr. Bornstein is the CEO and Director of LSA and of Shizim, and Mr. Bornstein is the majority equity owner of Shizim. Shizim is the majority equity owner of LSA. Accordingly, Mr. Bornstein may be deemed to share voting and investment power over the shares beneficially owned by these entities and has an address of 16 Iris Street, Rosh-Ha’Ayin Israel 4858022. Includes 1,016 shares of our common stock issuable upon exercise of options.
(5)	Includes shares of our common stock issuable upon the exercise of options as set forth in footnotes (1), (2) and (3).
(6)	Includes 77,864 shares of our common stock issuable upon the exercise of options granted to MEDX Ventures Group. Mr. Gadot is the Chief Executive Officer, Company Group Chairman and majority equity owner of MEDX Venture Group and thus may be deemed to share voting and investment power over the shares beneficially owned by this entity. Does not include 48,673 shares of our common stock issuable upon the exercise of options granted to Mr. Gadot directly. See Note 1 above.
(7)	Pursuant to a Schedule 13D/A-2 filed on June 20, 2017, Mrs. Sandra Berkson owns 100% of the equity of Saber Holding GmbH. Mr. Avram Berkson and Mrs. Sandra Berkson have shared power with Saber to vote or direct the vote, and to dispose or direct the disposition, of such shares. Saber’s address is Krummbaumgasse 10/20, 1020 Wein, Austria.
(8)	Includes 55,743 shares of our common stock issuable upon the exercise of options.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 221,000,000 shares of capital stock, par value $0.01 per share, divided into two classes designated, respectively, “common stock” and undesignated “preferred stock.” Of such shares authorized, 220,000,000 shares are designated as common stock, and 1,000,000 shares are designated as undesignated preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws. Since the terms of our certificate of incorporation and bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information” below. The summary below is also qualified by provisions of applicable law.

On September 4, 2018, we filed a Certificate of Amendment (the “Amendment”) to our Restated Certificate of Incorporation to implement a 1-for-15 reverse split of our common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each fifteen shares of our issued and outstanding common stock were automatically combined and converted into one issued and outstanding share of common stock. The Reverse Stock Split affected all issued and outstanding shares of the Company’s common stock and preferred stock, as well as common stock underlying stock options, preferred stock and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Amendment did not decrease the number of authorized shares of the Company’s common stock, nor did it alter the par value of common stock, which remained at $0.01 per share, or modify any voting rights or other terms of our common stock or preferred stock. Unless otherwise indicated, all information set forth in this prospectus gives effect to the Reverse Stock Split.

As of November 7, 2018, there were 2,975,676 shares of common stock outstanding that were held of record by approximately 184 stockholders, although we believe that there is a significantly larger number of beneficial owners of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, out of funds that we may legally use to pay dividends, subject to any preferential dividend rights of any outstanding series of preferred stock or series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

General

We have authority to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2018, we had 1,001 shares of Series A Convertible Preferred Stock issued and outstanding that can convert into an aggregate of 67,000 shares of our common stock. As of the date of this prospectus, no other shares of our preferred stock were outstanding or designated.

Our board of directors is authorized, without stockholder approval, from time to time, to issue shares of preferred stock in series and may, at the time of issuance, subject to Delaware law and our certificate of incorporation and by-laws, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

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If we issue a specific series of preferred stock, we will file a copy of the certificate establishing the terms of the preferred stock with the Secretary of State of the State of Delaware and with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Series A Preferred Stock

In December 2016 and May 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Series A Certificate of Designation, with the Secretary of State of the State of Delaware, establishing and designating an aggregate of 12,991 shares of the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible, at any time at the option of the holder thereof, into 1,000 shares of common stock, subject to certain adjustments and subject to the ownership limitation described below. The Series A Preferred Stock has no sinking provisions, dividend rights, liquidation preference or other preferences over common stock and has no voting rights except as provided in the Series A Certificate of Designation or as otherwise required by law.

The Series A Preferred Stock contains limitations that prevent the holder from acquiring shares upon conversion of shares of series A preferred stock that would result in the number of shares beneficially owned by the holder and its affiliates exceeding 4.99% of the total number of shares of our common stock then issued and outstanding, which limitation may be increased to 9.99% at the option of the holder. In addition, upon certain changes in control of Microbot, holders of shares of Series A Preferred Stock can elect to receive, subject to certain limitations and assumptions, securities in a successor entity equal to the value of the holders’ Series A Preferred Stock, or if holders of common stock are given a choice of cash or property, then cash or property equal to the value of the holder’s outstanding Series A Preferred Stock.

As of June 30, 2018, we had 1,001 shares of Series A Preferred Stock issued and outstanding, convertible into an aggregate of 67,000 shares of our common stock, and no shares of Series A Preferred Stock are available for issuance.

Outstanding Warrants

As of June 30, 2018, we had outstanding:

●	warrants to purchase approximately 2,770 shares of our common stock at an exercise price of approximately $40.00 per share, which are exercisable through March 14, 2022, and which are subject to “full ratchet” price-based anti-dilution adjustments;

●	warrants to purchase approximately 683 shares of our common stock at an exercise price of approximately $1,363 per share, which are exercisable through April 30, 2020; and

●	warrants to purchase approximately 183 shares of our common stock at an exercise price of approximately $2,725 per share, which are exercisable through April 9, 2023.

Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is Meidinger Tower, 462 South 4th Street, Louisville, KY 40202.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering _____ shares of our common stock or pre-funded warrants to purchase shares of our common stock. The shares of common stock or pre-funded warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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UNDERWRITING

We have entered into an underwriting agreement dated ________, 2018 with H.C. Wainwright & Co., LLC, as underwriter, with respect to the securities being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, shares of our common stock and pre-funded warrants.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the respective number of shares of common stock and pre-funded warrants set forth opposite its name below:

Underwriter	Number of Shares of Common Stock	Number of Pre-funded Warrants
H.C. Wainwright & Co., LLC

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock and/or pre-funded warrants offered by this prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock and/or pre-funded warrants if any of the securities are purchased, other than those shares covered by the option to purchase additional securities described below. Delivery of the shares of common stock and any pre-funded warrants to purchasers is expected on or about ______, 2018, subject to certain customary closing conditions.

The underwriter proposes to offer the shares of common stock and/or pre-funded warrants purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $_____ per share or per pre-funded warrant. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the common stock and/or pre-funded warrants to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter’s commissions and discounts will be 7% of the gross proceeds of this offering, or $_____ per share of common stock or per pre-funded warrant.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock.

	Per Share	Per Pre- funded Warrants	Total Without Option	Total With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds before expenses	$	$	$	$

We have also agreed to pay to the underwriter a management fee equal to 1% of the aggregate gross proceeds raised in this offering. We estimate the total expenses payable by us for this offering, excluding the underwriting discounts and commissions, to be approximately $_____, which includes (i) a $35,000 non-accountable expense allowance payable to the underwriter, (ii) reimbursement of the accountable expenses of the underwriter up to $125,000, including the legal fees of the underwriter, (iii) if applicable, reimbursement of documented costs of clearing agent settlement and financing up to $10,000 and (iv) other estimated expenses, which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities sold in this offering in a total estimated amount of $_____.

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We have also agreed to pay the underwriter a tail fee equal to the cash and warrant compensation in this offering if any investor which the underwriter contacted or introduced us to during the term of the underwriter’s engagement (other than investors who have a pre-existing relationship with us) provides us with further capital in a public or private offering or capital raising transaction and such offering or transaction is consummated during the six-month period following termination or expiration of that certain engagement letter, dated October 12, 2018, entered into between us and the underwriter.

In addition, we have agreed to issue to the underwriter warrants (the “Underwriter’s Warrants”) to purchase up to              shares of common stock, which represents 5% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering (including the number of shares of common stock issuable upon exercise of the option to purchase additional securities), at an exercise price of $_____ per share (representing 125% of the public offering price per share of common stock to be sold in this offering). The Underwriter’s Warrants will be exercisable immediately and shall expire five years following the effective date of this offering. Pursuant to FINRA Rule 5110(g), the Underwriter’s Warrants and any shares issued upon exercise of the Underwriter’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Option to Purchase Additional Securities

We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to an additional _____ shares of common stock at the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional shares of common stock are purchased pursuant to such option, the underwriter will offer these securities on the same terms as those on which the securities are being offered hereby.

Right of First Refusal

We have also granted the underwriter a right of first refusal for a period of twelve months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering or private placement of equity or debt securities by us or any of our subsidiaries.

Lock-up Agreements

Our Section 16 (under the Exchange Act) officers and directors have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our shares of common stock, or any securities convertible into, or exercisable or exchangeable for, shares of common stock, for 90 days following the closing of this offering, subject to certain exceptions.

The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of our securities in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our common stock prior to the offering, among other things, and may be at a discount to the current market price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.” We do not plan to list the pre-funded warrants or the Underwriter’s Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Notice To Investors

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

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The underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any units, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the units or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the Company to be in violation of the Belgian securities laws.

France

Neither this prospectus nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1,D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom/Germany/Norway/The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in this prospectus in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any security may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase any units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any units in circumstances in which section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

23

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors, in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are qualified investors. Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum.

Italy

The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus or any other document relating to the securities offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus or any other document relating to the securities offered hereby in Italy must be made:

(a)	by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The securities offered pursuant to this prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The company has not applied for a listing of the securities being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

24

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., Boston, Massachusetts. The underwriter is being represented by Lowenstein Sandler, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Microbot Medical Inc. appearing it its Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 25 Recreation Park Drive, Unit 108 Hingham, Massachusetts 02043 or telephoning us at (781) 875-3605.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.microbotmedical.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-19871):

●	our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 2, 2018;

●	our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 15, 2018 and August 14, 2018, respectively;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2018;

●	our current reports on Form 8-K and any amendments thereto on Form 8-K/A, filed with the SEC on January 8, 2018; January 31, 2018; March 28, 2018; April 5, 2018; April 16, 2018; September 4, 2018 and October 1, 2018 (in each case, except for information contained therein which is furnished rather than filed); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 3, 1998, including all amendments and reports filed for the purpose of updating such description.

25

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Microbot Medical Inc. Attn: Chief Financial Officer, 25 Recreation Park Drive, Unit 108, Hingham, Massachusetts 02043. You may also telephone us at (781) 875-3605.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

26

MICROBOT MEDICAL INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MICROBOT MEDICAL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Microbot Medical, Inc. and its subsidiary (the “Company”) as of December 31, 2017 and 2016 and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

April 2, 2018, except Note 1D, as to which the date is November 8, 2018

We have served as the Company’s auditor since 2014.

F-2

MICROBOT MEDICAL INC.

Consolidated Balance Sheets

U.S. dollars in thousands

(Except share data)

		As of December 31,
	Note	2017	2016

ASSETS

Current assets:
Cash and cash equivalents		$10,787	$2,709
Restricted cash		27	-
Other current assets	3	116	606
		10,930	3,315

Fixed assets, net	4	90	53

Total assets		$11,020	$3,368

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade payables		$78	$512
Accrued liabilities	5	450	271
Total current liabilities		528	783

Long-term liabilities:
Convertible notes	6	-	76
Derivative warrant liability	7	28	313
		28	389

Total liabilities		556	1,172

Commitments and contingencies	8

Temporary equity:	9
Common stock of $0.01 par value; issued and outstanding: 721,107 shares as of December 31, 2017 and 2016		500	500

Shareholders’ equity:
Preferred stock of $0.01 par value; Authorized: 1,000,000 shares as of December 31, 2017 and 2016;issued and outstanding: 4,001 and 9,736 shares as of December 31, 2017 and 2016, respectively	9	(*)	(*)
Common stock of $0.01 par value; Authorized: 220,000,000 as of December 31, 2017 and 2016; issued and outstanding (**): 2,013,193 and 1,067,777 shares as of December 31, 2017, and December 31, 2016, respectively		27	18
Additional paid-in capital		30,561	14,713
Accumulated deficit		(20,624)	(13,035)
		9,964	1,696

		$11,020	$3,368

(*) Less than 1

(**) December 31 2017 and 2016 share data represents the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MICROBOT MEDICAL INC.

Consolidated Statements of Comprehensive Loss

U.S. dollars in thousands

(Except share data)

		Years ended
		December 31,
	Note	2017	2016

Research and development expenses, net	11	$1,100	$901

General and administrative expenses	12	4,167	8,734

Operating loss		(5,267)	(9,635)

Financing expenses, net	13	2,322	28

Net loss		$(7,589)	$(9,663)

Net loss per share, basic and diluted(*)	10	$(2.67)	$(5.94)

Weighted-average number of common shares outstanding, basic and diluted (*)		2,201,992	963,047

(*) December 31 2017 and 2016 share data represents the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MICROBOT MEDICAL INC.

Consolidated Statements of Shareholder’s Equity

U.S. dollars in thousands

(Except share data)

	Preferred A Shares – Microbot Medical Ltd. (Pre - merger) *		Preferred A Shares – Microbot Medical Inc. (Post - merger) *			Common Stock (***)		Additional paid-in	Accumulated	Total shareholders’	Temporary
	Number	Amount	Number	Amount		Number	Amount	capital	deficit	equity	equity

Balance, December 31, 2015	8,708,132	$87	-		-	888,188	$9	$3,212	$(3,372)	$(64)	$-

Conversion of convertible notes and exercise of warrants issued upon conversion	4,746,237	48	-		-	-	-	1,803	-	1,851	-
Effect of reverse recapitalization	(13,454,369)	(135)	-		-	1,030,957	10	597	-	472	-
Common Stock classified as temporary equity	-	-	-		-	-	-	(500)	-	(500)	500
Beneficial Conversion Feature recorded on convertible debt acquired in reverse recapitalization	-	-	-		-	-	-	2,029	-	2,029	-
Transaction costs incurred in reverse recapitalization	-	-	-		-	525,706	5	6,890	-	6,895	-
Cancellation of ordinary shares and issuance of preferred shares	-	-	9,736		(*)	(655,967)	(6)	6	-		-
Share based compensation	-	-	-		-	-	-	676	-	676	-
Net loss	-	-	-		-	-	-	-	(9,663)	(9,663)	-

Balances, December 31, 2016	-	-	9,736		(*)	(**)1,788,884	18	14,713	(13,035)	1,696	500
Issuance of common stock	-	-	-		-	299,815	3	12,699	-	12,702	-
Share-based compensation	-	-	-		-	8,085	(*)	479	-	479	-
Exercise of options	-	-	-		-	31,787	(*)	(*)	-	-	-
Cashless exercise of warrants	-	-	-		-	24	(*)	-	-	(*)	-
Extinguishment of convertible notes and issuance of preferred A shares	-	-	3,255		(*)	-	-	2,676	-	2,676	-
Conversion of preferred A shares to common stock	-	-	(8,990)		(*)	605,705	6	(6)	-	-	-
Net loss	-	-	-		-	-	-	-	(7,589)	(7,589)	-

Balances, December 31, 2017	-	-	4,001	$	(*)	**2,734,300	$27	$30,561	$(20,624)	$9,964	$500

(*) Less than 1

* Share data for periods prior to the reverse recapitalization represents the legal equity structure of Microbot Ltd. with the number of shares adjusted to retroactively reflect the one-to-nine Reverse Stock Split effected on November 28, 2016 as well as the reverse recapitalization consummated on November 28, 2016.

** Includes 721,107 common stock classified as temporary equity.

(***) December 31 2017, 2016 and 2015 share data represent the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MICROBOT MEDICAL INC.

Consolidated Statements of Cash Flows

U.S. dollars in thousands

(Except share data)

	Years ended
	December 31,
	2017		2016
	(in thousands)

OPERATING ACTIVITIES

Net loss		$(7,589)	$(9,663)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		21	10
Interest and amortization of discount on convertible notes		237	333
Share-based transaction costs incurred in reverse recapitalization		-	7,258
Financing loss on debt extinguishment		2,364	-
Changes in fair value of derivative warrant liability		(285)	(262)
Share-based compensation expense		479	676
Changes in assets and liabilities:
Other receivables		(14)	538
Other payables and accrued liabilities		(69)	324

Net cash used in operating activities		(4,856)	(786)

INVESTMENT ACTIVITIES

Increase in restricted cash		(27)	-
Purchase of property and equipment		(58)	(25)

Net cash used in investing activities		(85)	(25)

FINANCING ACTIVITIES

Acquisition of a subsidiary in connection with reverse recapitalization		-	269
Transaction costs incurred in reverse recapitalization		-	(347)
Inflows in connection with current assets and liabilities acquired in reverse recapitalization, net		317	2,002
Exercise of warrants issued upon conversion of notes		-	409
Issuance of common stock, net of issuance costs		12,702	-
Issuance of convertible notes		-	750

Net cash provided by financing activities		13,019	3,083

Increase in cash and cash equivalents		8,078	2,272

Cash and cash equivalents at the beginning of the year		2,709	437

Cash and cash equivalents at the end of the year		$10,787	$2,709

Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Cashless exercise of warrants	$	(*)	$-
Conversion of preferred A shares into common shares		$90	$-
Extinguishment of convertible notes in exchange for preferred A shares		$2,083	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MICROBOT MEDICAL INC.

Consolidated Statements of Cash Flows

U.S. dollars in thousands

(Except share data)

Assets acquired (liabilities assumed):	As of
November 28,
2016
(in thousands)

Current assets excluding cash and cash equivalents	$(3,618)
Current liabilities	811
Derivative warrant liability	575
Convertible note	2,029
Reverse recapitalization effect on equity	472

Cash acquired in connection with reverse recapitalization	$269

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NOTE 1 - GENERAL

A.	Description of business:

Microbot Medical Inc. (the “Company”) is a pre-clinical medical device company specializing in the research, design and development of next generation micro-robotics assisted medical technologies targeting the minimally invasive surgery space. The Company is primarily focused on leveraging its micro-robotic technologies with the goal of improving surgical outcomes for patients.

It was incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change the name of the Company to Cyto Therapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change the name of the Company to StemCells, Inc.

On November 28, 2016, the Company consummated a transaction pursuant to an Agreement and Plan of Merger, dated August 15, 2016, with Microbot Medical Ltd., a private medical device company organized under the laws of the State of Israel (“Microbot Israel”), and C&RD Israel Ltd. (“Merger Sub”), an Israeli corporation and wholly-owned subsidiary of the Company, whereby Merger Sub merged with and into Microbot Israel and Microbot Israel surviving as a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger, at the effective time of the Merger, each outstanding ordinary share of Microbot Israel capital stock was converted into the right to receive approximately 0.2 shares (2.9 shares before the Reverse Split described below) of the Company’s common stock, par value $0.01 per share, after giving effect to a one for nine reverse stock splits of the date of the merger, for an aggregate of 1,788,884 shares (26,550,974 shares before the Reverse Split) of Company’s common Stock issued to the former Microbot Israel shareholders. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by the Company and converted into options to purchase an aggregate of 176,181 shares (2,614,916 shares before the Reverse Split) of the Company’s common stock. Additionally, the Company issued an aggregate of 525,706 restricted shares (7,802,639 restricted shares before the Reverse Split) of its common stock or rights to receive the Company’s common stock, to certain advisers. On the same day and in connection with the Merger, the Company changed its name from StemCells, Inc. to Microbot Medical Inc. On November 29, 2016, the Company’s common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”.

As a result of the Merger, Microbot Israel became a wholly owned subsidiary of the Company. The transaction between the Company and Microbot Israel was accounted for as a reverse recapitalization. As the shareholders of Microbot Israel received the largest ownership interest in the Company, Microbot Israel was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Microbot Israel. Unless indicated otherwise, pre-acquisition share, options and warrants data included in these financial statements is retroactively adjusted to reflect the Reverse Stock Split and the Merger.

Prior to the Merger, the Company was a biopharmaceutical company that conducts research, development, and commercialization of stem cell therapeutics and related technologies. Substantially the sale of all material assets relating to the stem cell business were completed on November 29, 2016.

The Company and its subsidiaries are collectively referred to as the “Company”. “StemCells” or “StemCells, Inc.” refers to the Company prior to the Merger.

F-8

B.	Risk Factors:

To date, the Company has not generated revenues from its operations. As of the date of issuance of these financial statements, the Company has cash and cash equivalent balance of $9.5 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products. Due to continuing research and development activities, the Company expects to continue to incur net losses into the foreseeable future. The Company plans to continue to fund its current operations as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the Israeli Innovation Authority. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors, including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions pertaining to transactions and matters whose ultimate effect on the financial statements cannot precisely be determined at the time of financial statements preparation. Although these estimates are based on management’s best judgment, actual results may differ from these estimates.

D.	Reverse Stock Split

On September 4, 2018, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to affect a one-for-15 reverse stock split of the Company’s common stock (the “Reverse Split”). As a result of the Reverse Split, every 15 shares of the Company’s old common stock will be converted into one share of the Company’s new common stock. Fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number. The Reverse Split automatically and proportionately adjusted, based on the one-for-fifteen split ratio, all issued and outstanding shares of the Company’s common stock, as well as common stock underlying convertible preferred stock, stock options, warrants and other derivative securities outstanding at the time of the effectiveness of the reverse stock split. The exercise price on outstanding equity based-grants was proportionately increased, while the number of shares available under the Company’s equity-based plans was also proportionately reduced. Share and per share data (except par value) for the periods presented reflect the effects of this Reverse Split. References to numbers of shares of common stock and per share data in the accompanying financial statements and notes thereto have been adjusted to reflect the Reverse Split on a retroactive basis.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements are as follows:

A.	Basis of presentation:

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

B.	Financial statement in U.S. dollars:

The functional currency of the Company is the U.S. dollar (“dollar”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation”.

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

F-9

C.	Cash and cash equivalents:

Cash and cash equivalents consist of cash and demand deposits in banks, and other short-term liquid investments (primarily interest-bearing time deposits) with original maturities of less than three months.

D.	Fair value of financial instruments:

The carrying values of cash and cash equivalents, other receivable and other accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of these instruments.

The Company measures the fair value of certain of its financial instruments (such as the derivative warrant liabilities) on a recurring basis. The method of determining the fair value of derivative warrant liabilities is discussed in Note 8.

A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets and liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

E.	Fixed assets:

Fixed assets are presented at costs less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, as the following annual rates:

%

Research equipment and software	25-33
Furniture and office equipment	7

F.	Liabilities due to termination of employment agreements

Under Israeli employment laws, employees of Microbot Israel are included under Article 14 of the Severance Compensation Act, 1963 (“Article 14”). According to Article 14, these employees are entitled to monthly deposits made by Microbot Israel on their behalf with insurance companies.

Payments in accordance with Article 14 release Microbot Israel from any future severance payments (under the Israeli Severance Compensation Act, 1963) with respect of those employees. The aforementioned deposits are not recorded as an asset in the Company’s balance sheet,

G.	Basic and diluted net loss per share

Basic net loss per share is computed by dividing net loss, as adjusted to include s by the weighted average number of common shares outstanding during the year. Common shares and preferred shares contingently issuable for little or no cash are included in basic net loss per share on an as issued basis.

F-10

Diluted net loss per share is computed by dividing net loss, as adjusted to include preferred shares dividend participation rights of preferred shares outstanding during the year as well as of preferred shares that would have been outstanding if all potentially dilutive preferred shares had been issued, by the weighted average number of common shares outstanding during the year, plus the number of common shares that would have been outstanding if all potentially dilutive common shares had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share”.

All outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share for the years ended December 31, 2017 and December 31, 2016, since all such securities have an anti-dilutive effect.

The weighted average number of shares outstanding has been retroactively restated for the equivalent number of shares received by the accounting acquirer as a result of the reverse recapitalization as if these shares had been outstanding as of the beginning of the earliest period presented.

H.	Research and development expenses, net:

Research and development expenses are charged to the statement of operations as incurred. Grants for funding of approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and applied as a deduction from the research and development expenses.

I.	Convertible Notes:

Proceeds from the sale of debt securities with a conversion feature are allocated to equity based on the intrinsic value of such conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”, with a corresponding discount on the debt instrument recorded in liabilities which is amortized in finance expense over the term of the notes.

Convertible notes with characteristics of both liabilities and equity are classified as either debt or equity based on the characteristics of its monetary value, with convertible notes classified as debt being measured at fair value, in accordance with ASC 480-10, “Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity”.

J.	Share-based compensation:

The Company applies ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of stock options using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statement of operations.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, “Equity-Based Payments to Non-Employees” (“FASB ASC 505-50”). Under FASB ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

The Company estimates the fair value of stock options granted as share-based payment awards using a Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of similar companies in the technology sector for equity awards granted prior to the Merger and on the Company’s trading share price for equity awards granted subsequent to the Merger. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected stock option term is calculated for stock options granted to employees and directors using the “simplified” method. Grants to non-employees are based on the contractual term. Changes in the determination of each of the inputs can affect the fair value of the stock options granted and the results of operations of the Company.

F-11

K.	Reclassification:

Certain prior year amounts have been reclassified to conform to the current year presentation.

L.	Transaction Costs

Transaction costs incurred in the Merger were charged directly to equity to the extent of cash and net other current assets acquired. Transaction costs in excess of cash acquired were charged to general and administrative expenses.

M.	Income Taxes

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017, and 2016, the Company had a full valuation allowance against deferred tax assets.

N.	Recent Accounting Standards:

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” to provide a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The ASU supersedes most current revenue recognition guidance, including industry-specific guidance. The FASB subsequently issued ASU 2015-14, ASU 2016-08 and ASU 2016-12, which clarified the guidance, provided scope improvements and amended the effective date of ASU 2014-09. As a result, ASU 2014-09 becomes effective for the Company in the first quarter of 2018, with early adoption permitted. The Company has not yet generated revenues to date, and does not yet know the impact the standard may have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. For operating leases, the ASU requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, on its balance sheet. The ASU retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. This ASU is effective for the Company in the first quarter of 2019, with early adoption permitted. The Company continues to evaluate the effect of the adoption of this ASU and expects the adoption will result in an increase in the assets and liabilities on the consolidated balance sheets for operating leases (refer to Note 9) and will likely have an insignificant impact on the consolidated statements of comprehensive loss.

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This ASU is effective for the Company in the first quarter of 2020, with early adoption permitted. The Company is currently evaluating the effect the adoption of this ASU will have on its consolidated financial statements.

F-12

In November 2016, the FASB issued ASU 2016-18 “Restricted Cash” to provide guidance on the presentation of restricted cash in the statement of cash flows. Currently, the statement of cash flows explained the change in cash and cash equivalents for the period. The ASU requires that the statement of cash flows explain the change in cash, cash equivalents and restricted cash for the period. The ASU is effective for the Company in the first quarter of 2018, with early adoption permitted. The Company does not expect the adoption to have a material effect on the statements of cash flows as the Company’s restricted cash is not expected to be material.

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-09, “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting,” which clarifies when a change to terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the vesting condition, fair value or the award classification is not the same both before and after a change to the terms and conditions of the award. The new guidance is effective for the Company on a prospective basis beginning on January 1, 2018 and early adoption is permitted. The Company does not expect to change terms or conditions of share-based payment awards, and therefore, does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, which includes Part I “Accounting for Certain Financial Instruments with Down Round Features” and Part II “Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-Controlling Interests with a Scope Exception”. The ASU makes limited changes to the Board’s guidance on classifying certain financial instruments as either liabilities or equity. The ASU’s objective is to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in ASC 480 on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. The ASU is effective for the Company in the first quarter of 2019, with early adoption permitted. The Company has derivative warranty liabilities as discussed in Note 8 which upon adoption of the new standard are expected to be classified as equity.

NOTE 3 - OTHER CURRENT ASSETS

	As of December 31,
	2017	2016
	(in thousands)

Deposit in escrow account (*)	$-	$400
Government institutions	35	15
Prepaid expenses and others	81	191
	$116	$606

(*) Purchase Agreement with BOCO

On November 11, 2016, the Company, together with two of its wholly-owned subsidiaries, Stem Cell Sciences Holdings Limited and StemCells California, Inc. (collectively, with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with BOCO Silicon Valley, Inc., a California corporation and wholly-owned subsidiary of Bright Oceans Corporation (“BOCO US”).

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Sellers sold to BOCO US certain stem and progenitor cell lines that have been researched, studied or manufactured by the Company since 2007 (the “Cell Lines”) and certain other tangible and intangible assets, including intellectual property and books and records, related to the foregoing (together with the Cell Lines, the “Assets”) in exchange for $4 million in cash (the “Asset Consideration”).

F-13

Of the Asset Consideration, $300 was provided to the Company prior to November 11, 2016 in exchange for the Sellers’ agreement not to solicit or reach any agreement with any third party pertaining to the sale of the Assets, and $400 will remain in a twelve-month escrow for the benefit of BOCO US to satisfy certain indemnification obligations of the Sellers which may arise and which, subject to any valid indemnification claims of BOCO US, will be released to the Company at the end of such 12-month period. In addition, sixteen former employees of the Company received, in the aggregate, $495 in accordance with their June 2016 agreements with the Company under which each accepted a more than 50% reduction in his or her severance award otherwise payable.

The Asset Purchase Agreement contains certain covenants prohibiting the Sellers from, during the four-year period immediately following the completion of the Asset Sale, (a) engaging in or having certain financial interests in a business that is engaged in the research, development or commercialization of the Cell Lines, or (b) soliciting for employment employees of BOCO US.

On November 29, 2016, the Sellers completed the sale of the Assets.

As of December 31, 2017, the Company received $320 from the escrow account and paid $80 to certain consultant relating to BOCO transaction.

The opening balance sheet as of the Merger date included a receivable balance with respect to sale of the Assets of $3.5 which fully collected as of December 31 2017.

NOTE 4 - FIXED ASSETS, NET

	As of December 31,
	2017	2016
	(in thousands)

Cost:
Research equipment and software	$76	$54
Furniture and office equipment	92	56
	168	110
Accumulated Depreciation:
Research equipment and software	42	29
Furniture and office equipment	36	28
	78	57

	$90	$53

NOTE 5 - ACCRUED LIABILITIES

	As of December 31,
	2017	2016
	(in thousands)

Employees	$64	$102
Government institution	56	24
Other current liabilities	330	145
	$450	$271

F-14

NOTE 6 - CONVERTIBLE LOAN FROM SHAREHOLDERS

On October 8, 2015, Microbot Israel entered into a convertible loan agreement with several investors who were also existing shareholders. According to the loan agreement, Microbot Israel received an amount of $419. The loan bore interest of 10% and was converted to both equity shares and preferred shares warrants of Microbot Israel on the nine-month anniversary of the loan. The Company concluded the conversion feature is not a Beneficial Conversion Feature pursuant to the provisions of ASC 470-20, “Debt with Conversion and Other Options”. Accordingly, the proceeds were recorded in liabilities in their entirety at the date of issuance.

On July 7, 2016, the outstanding principal and accrued interest were converted into 1,315,023 Series A preferred shares, of Microbot Israel (the “Series A Preferred Shares”) and 1,188,275 warrants to purchase the Series A Preferred Shares, at an exercise price of $1.00 per share. The preferred shares warrants were exercised in full in September 2016 for total gross proceeds to Microbot Israel of $410.

On May 11, 2016, Microbot Israel entered into a convertible loan agreement with several investors who were also existing shareholders. The loan bore interest at a fixed rate of 10% per annum beginning on the issuance date.

At maturity, all of the outstanding principal and accrued interest was converted into Microbot Israel’s ordinary shares subject to the conversion or default events specified in the loan agreement, based on a conversion price that represents a 20% discount on Microbot Israel’s valuation upon such default events.

On November 28, 2016, upon the consummation of the Merger, the loan was converted into an aggregate of 151,119 shares (2,242,939 shares before the Reverse Split) of Company’s common stock.

The Company concluded the value of the loan is predominantly based on a fixed monetary amount known at the date of issuance as represented by the 20% discount on the Company’s valuation. Accordingly, the loan was classified as debt and was measured at its fair value, pursuant to the provisions of ASC 480-10, “Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity”.

The fair value of the loan was measured based on observable inputs as the fixed monetary value of the variable number of shares to be issued upon conversion (level 2 measurement).

Secured note to Alpha Capital Anstalt:

On August 15, 2016, concurrent with the execution of the Agreement and Plan of Merger (see Note 1A), StemCells Inc. issued a 6.0% secured note (the “Note”) to Alpha Capital Anstalt (“Alpha Capital”), in the principal amount of $2,000, for value received, payable upon the earlier of (i) 30 days following the consummation of the Merger and (ii) December 31, 2016. Proceeds from the Note were used for the payment of costs and expenses in connection with the Merger and operational expenses leading to such Closing.

The Note bears interest at 6% per annum, payable monthly in arrears on the first of the month, beginning on January 1, 2017 until the principal amount is paid in full. In addition, the Note is secured by a first priority security interest in all of the Company’s intellectual property and certain other general assets pursuant to a Security Agreement

Securities Exchange Agreement with Alpha Capital:

As of the effective time of the Merger, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Alpha Capital, providing for the issuance to Alpha Capital of a convertible promissory note by the Company (the “Convertible Note”) in a principal amount of $2,029, which is equal to the principal and accrued interest under the Note, in exchange for (a) the full satisfaction, termination and cancellation of the Note and (b) the release and termination of the Security Agreement and the first priority security interest granted thereunder.

The Convertible Note was convertible into the Company’s Common Stock any time after November 28, 2017 and until the maturity date of November 28, 2019, based on a conversion price of $9.60 ($0.64 before the Reverse Split), subject to adjustments as provided in the Exchange Agreement.

F-15

Pursuant to the terms of the Convertible Note, the Company was obligated to pay interest on the outstanding principal amount owed under the Convertible Note at a fixed rate per annum of 6.0%, payable at maturity or earlier upon conversion. The Exchange Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Convertible Note also contained certain customary events of default.

As the Exchange Agreement represented the consummation of the original intent of the Company and Alpha Capital, as of the date of execution of the Merger Agreement (August 2016), to enter into a $2 million convertible note sale transaction, upon the consummation of the Merger, the Company accounted for the convertible note in accordance with such economic substance, as if it had been issued for a cash consideration equal to the principal and accrued interest on the Note, as of the effective date of the Merger, in the amount of $2,029 (the “Assumed Consideration”), which is equal to the principal amount of the Convertible Note as determined in the Exchange Agreement.

The Company concluded the conversion feature of the Convertible Note, based on the commitment date of November 28 2016 (the Exchange Agreement date), is a Beneficial Conversion Feature pursuant to the provisions of ASC 470-20, “Debt with Conversion and Other Options”. Accordingly, $2,029 of the Assumed Consideration was recorded in equity with a corresponding discount on the Convertible Note, to be amortized over its term through maturity.

See also Note 10 – Securities Exchange Agreements with Alpha Capital.

The carrying value of the Convertible Note as of the periods below was calculated as follow:

	As of December 31,
	2017	2016
	(in thousands)

Convertible note	$-	$2,029
Unamortized discount	-	(1,963)
Accrued interest	-	10
	$-	$76

NOTE 7 - DERIVATIVE WARRANT LIABILITIES

As part of StemCell’s obligations under the Merger Agreement, in August 2016, StemCells negotiated with certain institutional holders of its 2016 Series A and Series B Warrants, issued by prior to the Merger, to have such holders surrender their 2016 Series B Warrants in exchange for a reduced exercise price of $4.45 ($0.30 before the Reverse Split) per share on their existing 2016 Series A Warrants and the elimination of the anti-dilution price protection in the 2016 Series A Warrants. As a result, the exercise price for all outstanding 2011 Series A Warrants and 2016 Series A and Series B Warrants was reset to of $4.45 ($0.30 before the Reverse Split) per share. Subsequent to the reset of the exercise price, an aggregate of 35,831 (531,814 before the Reverse Split) (from an outstanding aggregate of 38,948 (578,081 before the Reverse Split)) 2011 Series A Warrants were exercised. For the exercise of these warrants, the Company issued 35,831 shares (531,814 shares before the Reverse Split) of its common stock prior to the Merger.

F-16

The remaining outstanding warrants and terms as of December 31, 2017 and 2016 is as follows:

Issuance date	Outstanding as of December 31, 2016(*)	Outstanding as of December 31, 2017(*)	Exercise Price (*)	Exercisable as of December 31, 2017(*)	Exercisable Through

Series A (2011)	4,327	-	$2,244	-	December 2016
Series A (2013)	3,895	3,895	$2,885	3,895	October 2018
Series A (2013)	183	183	$2,725	183	April 2023
Series A (2015)	683	683	$1,363	683	April 2020
Series A (2016)(a)	677	625	$40	625	March 2018
Series B (2016)(a)	2,770	2,770	$40	2,770	March 2022

(*)	December 31 2017 and 2016 warrants data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.
a)	These warrants contain a full ratchet anti-dilution price protection so that, in most situations upon the issuance of any common stock or securities convertible into common stock at a price below the then-existing exercise price of the outstanding warrants, the warrant exercise price will be reset to the lower common stock sales price. As such anti-dilution price protection does not meet the specific conditions for equity classification, the Company is required to classify the fair value of these warrants as a liability, with changes in fair value to be recorded as income (loss) due to change in fair value of warrant liability. The estimated fair value of our warrant liability at December 31, 2017 and December 31, 2016, was approximately $28 and $313, respectively.

As quoted prices in active markets for identical or similar warrants are not available, the Company uses directly observable inputs in the valuation of its derivative warrant liabilities (level 2 measurement).

The Company uses the Black-Scholes valuation model to estimate fair value of these warrants. In using this model, the Company makes certain assumptions about risk-free interest rates, dividend yields, volatility, expected term of the warrants and other assumptions. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities. Dividend yields are based on our historical dividend payments, which have been zero to date. Volatility is estimated from the historical volatility of our common stock as traded on NASDAQ. The expected term of the warrants is based on the time to expiration of the warrants from the date of measurement.

b)	In March 2017, an institutional holder executed a cashless exercise of 51 warrants (768 before the Reverse Split) and 24 shares (359 shares before the Reverse Split) of Common Stock were issued in connection therewith.

The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of December 31, 2017 and December 31, 2016 (in thousands)(**):

	Series A (2011)	Series A (2013)	Series A (2013)	Series A (2015)	Series A (2016)	Series B (2016)	Total
	(in thousands)
Balances at December 31, 2016	$-	$12	$9	$22	$43	$227	$313
Exercised	-	-	-	-	-	-	-
Cancelled	-	-	-	-	-	-	-
Changes in fair value	-	(12)	(9)	(22)	(43)	(199)	(285)
Balances at December 31, 2017	$-	$-	$-	$-	$ (*)	$28	$28

(*)	Less than 1
(**)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

F-17

The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of December 31, 2017 and December 31, 2016:

	As of December 31, 2017(*)		As of December 31, 2016(*)
	Series A (2016)	Series B (2016)	Series A (2016)	Series B (2016)
Share price	$15.1	$15.1	$90.5	$90.5
Exercise price	$40	$40	$40	$40
Expected volatility	60%	119%	380%	380%
Risk-free interest	1.24%	1.89%	0.85%	1.93%
Dividend yield	—	—	—	—
Expected life of up to (years)	0.25	4.25	1.2	5.2

(*)	December 31 2017 and 2016 options data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

Activity in such liabilities measured on a recurring basis is as follows:

	Derivative warrant liabilities
	(in thousands)
As of December 31, 2016	$313
Revaluation of warrants	(285)
Exercise warrants	(*	)
As of December 31, 2017	$28

(*) Less than 1

	Derivative warrant liabilities
	(in thousands)
As of November 30, 2016	$575
Revaluation of warrants	(262)
Exercise warrants	(*	)
As of December 31, 2016	$313

(*) Less than 1

In accordance with ASC-820-10-50-2(g), the Company has performed a sensitivity analysis of the derivative warrant liabilities of the Company which are classified as level 3 financial instruments. The Company recalculated the value of warrants by applying a +/- 5% changes to the input variables in the Black-Scholes model that vary overtime, namely, the volatility and the risk-free rate. A 5.0% decrease in volatility would decrease the value of the warrants to $27; a 5.0% increase in volatility would increase the value of the warrants to $29. A 5.0% decrease or increase in the risk-free rate would not have materially changed the value of the warrants; the value of the warrants is not strongly correlated with small changes in interest rates.

NOTE 8 - COMMITMENTS AND CONTIGENCIES

Microbot Israel obtained from the Israeli Innovation Authority (“IIA”) grants for participation in research and development for the years 2013 through December 31, 2017 in the total amount of approximately $1,183 and, in return, Microbot Israel is obligated to pay royalties amounting to 3% of its future sales up to the amount of the grant. The grant is linked to the exchange rate of the dollar to the New Israeli Shekel and bears interest of Libor per annum.

The repayment of the grants is contingent upon the successful completion of the Company’s research and development programs and generating sales. The Company has no obligation to repay these grants, if the project fails, is unsuccessful or aborted or if no sales are generated. The financial risk is assumed completely by the Government of Israel. The grants are received from the Government on a project-by-project basis.

F-18

Microbot Israel signed an agreement with the Technion Research and Development Foundation (“TRDF”) in June 2012 by which TRDF transferred to Microbot Israel a global, exclusive, royalty-bearing license. As partial consideration for the license, Microbot Israel shall pay TRDF royalties on net sales (between 1.5%-3%) and on sublicense income as detailed in the agreement.

Lease Agreements:

In June 2016, the Company entered into an office lease agreement, with a term ending on February 28, 2018. According to the lease agreement, the monthly office lease payment is approximately $3.

In December 2016, the Company entered into a cars lease agreement, which will end on December 31, 2019. According to the lease agreement, the monthly car lease payment is approximately $2.5.

In May 2017, the Company entered into an office lease agreement effective from February 1, 2018, with a term ending on December 31, 2020. According to the lease agreement, the monthly office lease payment is approximately $14

Compensation liability

The Company incurred compensation commitments of approximately $400 to a former executive that management estimates as remote that this amount will ever be paid out and therefore is not reflected in these consolidated financial statements.

Contract Research Agreement

On January 27, 2017, the Company entered into a Contract Research Agreement (the “Research Agreement”) with The Washington University (“Washington U.”), pursuant to which the parties will collaborate to determine the effectiveness of the Company’s self-cleaning shunt.

The study in WU includes several phases. The first phase (initial research) was completed. The parties are in the final stage of planning the next phase, including the related various costs. Pursuant to the Research Agreement, all rights, title and interest in the data, information and results obtained or arrived at by Washington U. in the performance of its services under the Research Agreement, as well as any patentable inventions obtained or arrived at in the performance of such services, will be jointly owned by the Company and Washington U., and each will have full right to practice and grant licenses in joint inventions. Additionally, Washington U. granted to the Company: (a) a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual and irrevocable license to use and practice patentable inventions (other than joint inventions and improvements to Washington U.’s animal models) obtained or arrived at by Washington U. in the provision of its services under the Research Agreement (“University Inventions”) with respect to the self-cleaning shunt; and (b) an exclusive option to obtain an exclusive worldwide license in University Inventions, on terms to be negotiated between the parties.

Litigation

The Company is named as the defendant in a lawsuit, captioned Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, pending in the Supreme Court of the State of New York, County of New York. The complaint alleges, among other things, that the Company breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to the June 8, 2017 equity financing of the Company (the “Financing”), of which the Plaintiffs participated. The complaint seeks rescission of the SPA and return of the Plaintiffs’ $3,375 purchase price with respect to the Financing, and damages in an amount to be determined at trial, but alleged to exceed $1 million. The parties presently are engaged in discovery.

Due to the early stage in the ligation process, management is unable to assess the likelihood of the claim and the amount of potential damages, if any, to be awarded. Management believes that the claims made against it are without merit and intends to vigorously defend itself against these claims.

See Note 16 – Subsequent Events, below.

F-19

NOTE 9 - SHARE CAPITAL

Each share of the Series A Convertible Preferred Stock, par value $0.01 per share, issued by the Company in December 2016 and in May 2017 (the “Series A Convertible Preferred Stock”), is convertible, at the option of the holder, into 67 shares ( 1,000 shares before the Reverse Split) of Common Stock, and confer upon the holder dividend rights on an as converted basis.

Exercise of Warrants

On March 2017, an institutional holder exercised, in a cashless transaction, of 52 warrants ( 768 before the Reverse Split) and 24 shares ( 359 shares before the Reverse Split) of Common Stock were issued in connection therewith.

Share capital developments:

The authorized capital stock consists of 221,000,000 shares of capital stock, which consists of 220,000,000 shares of Common Stock and 1,000,000 shares of undesignated preferred stock, par value $0.01 (the “Preferred Stock”). As of December 31, 2017, the Company had 2,734,300 shares (40,583,127 shares before the Reverse Split) of Common Stock issued and outstanding, and 4,001 shares of Series A Convertible Preferred Stock issued and outstanding.

On November 28, 2016, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to (i) effect the Reverse Stock Split, (ii) change its name from “StemCells, Inc.” to “Microbot Medical Inc.” and (iii) increase the number of authorized shares of the Common Stock from 200,000,000 to 220,000,000 shares (the “Certificate of Amendment”).

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Common Stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every nine shares of the Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Common Stock.

Immediately following the Reverse Stock Split and the Merger, there were 2,442,646 shares (36,254,240 shares before the Reverse Split) of the Common Stock issued and outstanding, which included certain rights to receive shares of Common Stock or equivalent securities but excludes shares underlying outstanding stock options and warrants and the Convertible Note.

On December 27, 2016, the Company exchanged 655,962 shares (9,735,925 shares before the Reverse Split) or rights to acquire shares of its Common Stock, for 9,736 shares of a newly designated class of Series A Convertible Preferred Stock. See “- Securities Exchange Agreement with Alpha Capital” below. See also Note 6 – Securities Exchange Agreement with Alpha Capital, above.

On January 5, 2017, the Company entered into a definitive securities purchase agreement with an institutional investor (the “Purchaser”) for the purchase and sale of an aggregate of 47,163 shares (700,000 shares before the Reverse Split) of Common Stock in a registered direct offering for $74 ($5.00 per share before the Reverse Split) or gross proceeds of $3,500. The Company paid the placement agent a fee of $210 plus reimbursement of out-of-pocket expenses, as well as other offering-related expenses.

On June 5, 2017, the Company entered into a Securities Purchase Agreement with certain institutional investors (the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of 252,658 shares (3,750,000 shares before the Reverse Split) of Common Stock, at a purchase price per share of $40 ($2.70 per share before the Reverse Split). The gross proceeds to the Company was $10,125,000 before deducting placement agent fees and offering expenses of $922.

F-20

Employee stock option grant:

In September 2014, Microbot Israel’s board of directors approved a grant of 26,906 (403,592 stock options before the Reverse Split) (77,846 stock options as retroactively adjusted to reflect the Merger and the Reverse Split) to its CEO, through MEDX Venture Group LLC. Each option was exercisable into an ordinary share, at an exercise price of $12 ($0.8 before the Reverse Split) ($4.2 as retroactively adjusted to reflect the Merger and the Reverse Split). The stock options were fully vested at the date of grant.

On May 2, 2016, Microbot Israel’s board of directors approved a grant of 33,333 stock options (500,000 stock options before the Reverse Split) (96,482 as retroactively adjusted to reflect the Merger and the Reverse Split) to certain of its employees and directors. Each stock option was exercisable into an ordinary share, NIS 0.001 par value, of Microbot Israel, at an exercise price equal to the ordinary share’s par value. The stock options were fully vested at the date of grant. As a result, the Company recognized compensation expenses in the amount of $675 included in general and administrative expenses. As the exercise price of the stock options is nominal, Microbot Ltd estimated the fair value of the options as equal to the Company’s share price of $20.25 ($1.35 before the Reverse Split) ($7.05 as retroactively adjusted to reflect the Merger and the Reverse Split) at the date of grant.

On September 12, 2017, the Company adopted the 2017 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of Common Stock to directors, officers and employees of the Company and to other individuals.

On September 14, 2017, the board of directors approved a grant of stock options to purchase an aggregate of up to 120,847 shares (1,812,712 shares before the Reverse Split) of Common Stock to Mr. Harel Gadot, the Company’s Chairman of the Board, President and CEO, at an exercise price per share of $15.75 ($1.05 before the Reverse Split). The stock options vest over a period of 3-5 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $156 included in general and administrative expenses for the period ended December 31, 2017.

On September 14, 2017, the board of directors approved a grant of stock options to purchase an aggregate of up to 72,508 shares (1,087,627 shares before the Reverse Split) of Common Stock to Mr. Hezi Himelfarb, the company’s General Manager, COO and a member of the Board, at an exercise price per share of $19.35 ($1.29 before the Reverse Split). The grant was subject to the Israeli Tax Authority’s approval of the plan which occurred on October 14, 2017. In accordance with the option agreement, the options vest for period of 3 years starting from the grand date. As a result, the Company recognized compensation expenses in the amount of $92 included in general and administrative expenses for the period ended December 31, 2017.

On December 6, 2017, the board of directors approved a grant of 12,698 stock options (190,475 stock options before the Reverse Split) to purchase an aggregate of up to 12,698 shares (190,475 shares before the Reverse Split) of Common Stock to certain of its directors, at an exercise price per share of $15.75 ($1.05 before the Reverse Split). The stock options vest over a period of 3 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $4 included in general and administrative expenses for the period ended December 31, 2017.

On December 28, 2017, the board of directors approved a grant of 66,036 stock options (990,543 stock options before the Reverse Split) to purchase an aggregate of up to 66,036 shares (990,543 shares before the Reverse Split) of Common Stock to certain of its employees, at an exercise price per share of $15.3 ($1.02 before the Reverse Split). The stock options vest over a period of 3 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $95 included in general and administrative expenses for the period ended December 31, 2017.

On November, 2017, certain employees and consultant exercised 31,453 options (471,794 options before the Reverse Split) to 31,453 ordinary shares (471,794 ordinary shares before the Reverse Split) at exercise price of 0.001 NIS.

F-21

A summary of the Company’s option activity related to options to employees and directors, and related information is as follows:

	For the year ended December 31, 2017(**)
	Number of stock options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at beginning of period	174,328	$1.95	$3,739
Granted	272,090	16.5	-
Exercised	(31,453)	-	-
Cancelled	-	-	-
	414,965	$11.7	$1,859
Outstanding at end of period	142,875	$1.95	$1,375
Vested and expected-to-vest at end of period	174,328	$1.95	$3,739

	For the year ended December 31, 2016(**)
	Number of stock options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at beginning of period	77,846	$4.2	-
Granted	96,482	(*)	-
Exercised	-	-	-
Cancelled	-	-	-

Outstanding at end of period	174,328	$1.95	$15,624
Vested and expected-to-vest at end of period	174,328	$1.95	$15,624

(*) Less than 1

(**) December 31 2017 and 2016 options data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Common Stock and the exercise price, multiplied by the number of in-the-money stock options on those dates that would have been received by the stock option holders had all stock option holders exercised their stock options on those dates.) as of December 31, 2017 and December 31, 2016 respectively,

F-22

The stock options outstanding as of December 31, 2017 and December 31, 2016, separated by exercise prices, are as follows:

Exercise price		Stock options outstanding as of December 31, (**)		Weighted average remaining contractual life – years as of December 31, (**)		Stock options exercisable as of December 31, (**)
		$2017	2016	2017	2016	2017	2016

4.2		77,846	77,846	8.0	8.0	77,846	77,846
15.75		133,546	-	9.75	-	-	-
19.35		72,508	-	9.75	-	-	-
15.3		66,036	-	10	-	-	-
(*	)	65,029	96,482	8.75	9.5	65,029	96,482
		414,965	174,328	-	-	142,875	174,328

(*) Less than 1

(**) December 31 2017 and 2016 options data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

Compensation expense recorded by the Company in respect of its stock-based employee compensation awards in accordance with ASC 718-10 for the year ended December 31, 2017 and 2016 was $ 254 and $ 675, respectively.

The fair value of the stock options is estimated at the date of grant using Black-Scholes options pricing model with the following weighted-average assumptions:

	Years ended December 31,
	2017	2016

Expected volatility	122.5%	77.3%
Risk-free interest	1.64%	0.6%
Dividend yield	0%	0%
Expected life of up to (years)	6.25	5.0

Shares issued to service provider

In connection with the Merger, the Company issued an aggregate of 525,706 restricted shares (7,802,639 restricted shares before the Reverse Split) of its Common Stock to certain advisors. The fair value of the award of approximately $10,000 was estimated based on the share price of the Common Stock of $19.2 ($1.28 before the Reverse Split) as of the date of grant. The portion of the expense in excess of the cash and other current assets acquired in the Merger, in the amount of $7,300 was included in general and administrative expenses in the Statements of Comprehensive Loss.

During 2017 the Company issued an aggregate of 8, 085 nonrefundable shares (120,000 nonrefundable shares before the Reverse Split) of Common Stock to a consultant as part of investor relations services. The Company recorded expenses of approximately $225 with respect to the issuance of these shares included in general and administrative expenses.

Securities Exchange Agreement with Alpha Capital

On December 16, 2016, the Company entered into a Securities Exchange Agreement with Alpha Capital, pursuant to which Alpha Capital exchanged 655,967 shares (9,736,000 shares before the Reverse Split) of common stock or rights to acquire shares of the common stock held by it, for 9,736 shares of a newly designated class of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The common stock and common stock underlying the rights to acquire common stock include all of the shares of common stock issued or issuable to Alpha Capital pursuant to the Merger. The 655,967 shares (9,735,925 shares before the Reverse Split) of common stock and the rights to acquire common stock were cancelled and the Company’s issued and outstanding shares of Common Stock were reduced to 1,786,684 (26,518,315 before the Reverse Split).

F-23

On May 9, 2017, the Company entered into a Securities Exchange Agreement with Alpha Capital pursuant to which the Company agreed to issue 3,254 shares of the Series A Convertible Preferred Stock, in exchange for the full satisfaction, termination and cancellation of the outstanding 6% convertible promissory note of the Company in the principal amount of approximately $2,029 issued on November 28, 2016 and held by Alpha Capital. The Series A Convertible Preferred Stock is the same series of securities as the Company’s existing Series A Convertible Preferred Stock issued in December 2016. As a result of the extinguishment of the convertible note and issuance of the preferred shares, the Company recorded a financial loss in the amount of $2,360.

During the year 2017, the holder of the Series A Convertible Preferred Stock converted 8,990 shares of the Series A Convertible Preferred Stock for 605,705 shares (8,990,000 shares before the Reverse Split) of Common Stock, pursuant to the terms of conversion of the Series A Convertible Preferred Stock.

Repurchase of Shares

The Company intends to enter into a definitive agreement with up to three Israeli shareholders, some of whom are directors of the Company, that were former shareholders of Microbot Israel, pursuant to which the Company would repurchase, at a discount on the fair value of the share at the date of repurchase, up to $500 of Common Stock held by them, in the aggregate, if and to the extent such shareholders are unable to sell enough of their shares to cover certain of their Israeli tax liabilities resulting from the Merger. Such repurchase(s), if any, would occur only after the two-year anniversary of the Merger. The transaction is subject to negotiating final terms and entering into definitive agreements with such shareholders.

The Company evaluated whether an embedded derivative that requires bifurcation exists within such shares that may be subject to repurchase. The Company concluded the fair value of such derivative instrument would be nominal and, in any case, would represent an asset to the Company as (a) the settlement requires acquiring the shares at a discount on the fair market value of the share at the time of re purchase and in no circumstances the acquisition price will be higher than approximately one dollar per share (representing 25% discount on the fair market value of the share at the merger closing date) and (b) it is assumed that the selling shareholders would use such right as last resort as such repurchase at a discount on the fair market value of such shares results in a loss to be incurred by the selling shareholders.

In accordance with ASC 480-10-S99-3A (formerly EITF D-98), the Company classified the maximum amount it may be required to pay in the event the repurchase right is exercised ($500) as temporary equity.

NOTE10 - BASIC AND DILUTED NET LOSS PER SHARE

The basic and diluted net loss per share and weighted average number of common shares used in the calculation of basic and diluted net loss per share are as follows (in thousands, except share and per share data):

	Year Ended December 31,
	2017(*)	2016(*)
Net loss attributable to shareholders of the Company	$7,589	$9,663

Net loss attributable to shareholders of preferred shares	1,582	3,954

Net loss used in the calculation of basic net loss per share	$6,007	$5,709
Net loss per share	$(2.67)	$(5.94)
Weighted average number of common shares	2,201,992	963,047

(*) December 31 2017 and 2016 shares data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

F-24

As the inclusion of common share equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

The weighted average number of common shares outstanding has been retroactively restated for the equivalent number of common shares received by the accounting acquirer as a result of the reverse recapitalization and reverse stock split as if these common shares had been outstanding as of the beginning of the earliest period presented.

NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES, NET

	Years ended December 31,
	2017	2016

Payroll and related expenses	$634	$491
Share-based compensation	1	-
Materials	266	155
Patents	66	75
Office and maintenance expenses	27	21
Rent	34	36
Professional services	174	253
Depreciation	12	7
Other	65	76
Less: Grants received from IIA	(179)	(213)

	$1,100	$901

NOTE 12 - GENERAL AND ADMINISTRATIVE EXPENSES

	Years ended December 31,
	2017	2016

Payroll and related expenses	$1,213	$45
Share-based compensation	253	676
Professional services	1,217	528
Common shares issued for services	-	7,258
Travel	284	180
Marketing expenses	26	-
Office and maintenance expenses	121	-
Depreciation	9	-
Public and Investor Relations	515	-
Insurance	226	-
Governmental Fees	251
Other	52	47
	$4,167	$8,734

F-25

NOTE 13 - FINANCE EXPENSES, NET

	Years ended December 31,
	2017	2016
	(in thousands)

Bank fees and interest	$1	$1
Change in fair value of derivative warrant liability	(285)	(262)
Financing loss on debt extinguishment	2,364	-
Exchange rate differences	5	(44)
Revaluation and interest on convertible loans	237	333
	$2,322	$28

NOTE 14 - TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

A.	Transactions:

	Year ended
	December 31,
	2017	2016
	(in thousands)

Payroll and related expenses	$851	$-
Directors fees and insurance	463	58
Subcontracted work and consulting	67	253
	$1,381	$311

B.	Balances:

	As of December 31,
	2017	2016

Other accounts payable	$46	-
	$46	-

NOTE 15 - TAXES ON INCOME

The Company is subject to income taxes under the Israeli and U.S. tax laws:

Corporate tax rates

The Company is subject to Israeli corporate tax rate of 25% in the year 2016, 24% in 2017 and 23% from 2018. The Company is subject to a blended U.S. tax rate (Federal as well as state corporate tax) of 35%.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law in the United States. The Tax Act, among other provisions, introduces changes in the U.S corporate tax rate, business related exclusions and deductions and credits, and has internationally tax consequences for companies that operate international. Most of the changes introduced in the Tax Act are effective beginning on January 1, 2018. The Tax Act introduces a reduced federal tax rate of 21% from January 1, 2018 and onward.

F-26

A.	As of December 31, 2017, the Company generated net operating losses in Israel of approximately $5,267 which may be carried forward and offset against taxable income in the future for an indefinite period.

As of December 31, 2017, the Company generated net operating losses in the U.S. of approximately $2,987. Net operating losses in the United States are available through 2035. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

B.	The Company is still in its development stage and has not yet generated revenues, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of December 31,
	2017	2016

Net operating loss carry-forward	$488,603	$481,052

Total deferred tax assets	117,265	120,263
Valuation allowance	(117,265)	(120,263)
Net deferred tax assets	$-	$-

Reconciliation of Income Taxes:

The following is a reconciliation of the taxes on income assuming that all income is taxed at the ordinary statutory corporate tax rate in Israel and the effective income tax rate:

	As of December 31,
	2017	2016
	(in thousands)
Net loss as reported in the statements of operations	$7,589	$9,663
Statutory tax rate	24%	25%
Income Tax under statutory tax rate	1,821	2,416
Change in valuation allowance	(1,821)	(2,416)
Actual income tax	$-	$-

NOTE 16 - SUBSEQUENT EVENTS

On January 4, 2018, Microbot Medical Ltd. entered into an agreement with CardioSert Ltd. to acquire certain patent-protected technology owned by CardioSert. With the closing of the acquisition expected in April 2018, CardioSert’s issued U.S. patent and three patent applications pending worldwide will be added to Microbot’s patent portfolio which will then have a patent portfolio of 25 issued/allowed patents and 15 patent applications pending worldwide.

Pursuant to the Agreement, Microbot Medical Ltd made an initial payment of $50 to CardioSert and has 90-days to complete the acquisition. At the end of the 90-day period, at Microbot’s sole option, CardioSert shall assign and transfer the Technology to Microbot Medical Ltd and Microbot Medical Ltd shall pay to CardioSert additional amounts and options as determined in the agreements.

The Agreement may be terminated by Microbot at any time during the 90-day pre-closing period, and otherwise for convenience upon 90-days’ notice. The Agreement may be terminated by CardioSert in case the first commercial sale does not occur by the third anniversary of the date of signing of the Agreement except in the event that Microbot has invested more than $2,000 in certain development stages, or the first commercial sale does not occur within 50 months. In each of the above termination events, or in case of breach by Microbot, CardioSert shall have the right to buy back the Technology from Microbot for $1.00, upon 60 days prior written notice, but only 1 year after such termination. Additionally, the Agreement may be terminated by either party upon breach of the other (subject to cure).

F-27

CardioSert agreed to assist Microbot in the development of the Technology for a minimum of one year, for a monthly consultation fee of NIS40,000 covering up to 60 consulting hours per month.

Share Capital Developments

In 2018, through March 30, 2018, the Company issued an aggregate of 101,063 shares (1,500,000 shares before the Reverse Split) of its Common Stock upon the conversion of an aggregate of 1,500 shares of its Series A Convertible Preferred Stock.

Tolling Agreement

On April 2, 2018, the Company entered into a Tolling and Standstill Agreement (the “Tolling Agreement”) with Empery Asset Master, Ltd., Empery Tax Efficient LP, Empery Tax Efficient II LP, and Hudson Bay Master Fund, Ltd., the other investors in the Financing (the “Other Investors”). Pursuant to the Tolling Agreement, among other things, (a) the Other Investors agree not to bring any claims against the Company arising out of the Matter, (b) the parties agree that if the Company reaches an agreement to settle the claims asserted by the Sabby Funds in the above suit, the Company will provide the same settlement terms on a pro rata basis to the Other Investors, and the Other Investors will either accept same or waive all of their claims and (c) the parties froze in time the rights and privileges of each party as of the effective date of the Tolling Agreement, until (i) an agreement to settle the suit is executed; (ii) a judgment in the suit is obtained; or (iii) the suit is otherwise dismissed with prejudice.

F-28

MICROBOT MEDICAL INC.

Interim Consolidated Balance Sheets

U.S. dollars in thousands

(Except share data)

	Note	As of June 30, 2018		As of December 31, 2017
		Unaudited		Audited
ASSETS

Current assets:
Cash and cash equivalents		$8,020		$10,787
Restricted cash		27		27
Other current assets		254		116
		8,301		10,930

Fixed assets, net		291		90

Total assets		$8,592		$11,020

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade payables		$192		$78
Accrued liabilities		388		450
Total current liabilities		580		528

Derivative warrant liability	4	14		28

Total liabilities		594		556

Commitments and contingencies	5

Temporary equity:	6
Common stock of $0.01 par value; issued and outstanding: 721,107 shares as of June 30, 2018 and December 31, 2017		500		500

Shareholders’ equity:
Preferred stock of $0.01 par value; Authorized: 1,000,000 shares as of June 30, 2018 and December 31, 2017; issued and outstanding: 1,001 and 4,001 shares as of June 30, 2018 and December 31, 2017, respectively	6	(*	)	(*	)
Common stock of $0.01 par value; Authorized: 220,000,000 as of June 30, 2018 and December 31, 2017; issued and outstanding (**): 2,224,569 and 2,013,193 shares as of June 30, 2018, and December 31, 2017, respectively		30		27
Additional paid-in capital		31,454		30,561
Accumulated deficit		(23,986)		(20,624)
		7,498		9,964

		$8,592		$11,020

(*) Less than 1

(**) Share data represents the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these interim consolidated financial statements.

F-29

MICROBOT MEDICAL INC.

Interim Consolidated Statements of Comprehensive Loss

U.S. dollars in thousands

(Except share data)

		Three months ended		Six months ended
		June 30,		June 30,
	Note	2018	2017	2018	2017

Research and development expenses, net		$747	$377	$1,130	$561

General and administrative expenses		1,145	885	2,277	1,934

Operating loss		(1,892)	(1,262)	(3,407)	(2,495)

Financing income (expenses), net		(1)	(2,246)	45	(2,320)

Net loss		$(1,893)	$(3,508)	$(3,362)	$(4,815)

Net loss per share, basic and diluted (*)	7	$(0.6)	$(1.35)	$(1.2)	$(1.95)

Weighted-average number of common shares outstanding, basic and diluted (*)		2,855,428	1,940,561	2,809,754	1,877,701

(*) Share data represents the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these interim consolidated financial statements.

F-30

MICROBOT MEDICAL INC.

Interim Consolidated Statements of Shareholder’s Equity

U.S. dollars in thousands

(Except share data)

	Preferred A Shares				Common Stock(***)			Additional paid-in capital	Accumulated deficit	Total shareholders’ equity	Temporary equity
	Number	Amount			Number	Amount

Balance, December 31, 2016	9,736	$	(*	)	**1,788,884	$18		$14,713	$(13,035)	$1,696	$500

Issuance of Common Stock	-		-		299,815	3		12,699	-	12,702	-
Share-based compensation	-		-		8,085	(*	)	479	-	479	-
Exercise of options	-		-		31,787	(*	)	(*)	-	-	-
Cashless exercise of warrants	-		-		24	(*	)	-	-	(* )	-
Extinguishment of convertible notes and issuance of preferred A shares	3,255		(*	)	-	-		2,676	-	2,676	-
Conversion of preferred A shares to common stock	(8,990)		(*	)	605,705	6		(6)	-	-	-
Net loss	-		-		-	-		-	(7,589)	(7,589)	-

Balances, December 31, 2017	4,001	$	(*	)	**2,734,300	$27		$30,561	$(20,624)	$9,964	$500
Share-based compensation	-		-					822	-	822	-
Shares issued as consideration-vendor	-		-		6,738	1		73	-	74	-
Exercise of options	-		-		2,487	-		-	-	-	-
Conversion of preferred A shares to common stock	(3,000)		(*	)	202,151	2		(2)	-	-	-
Net loss	-		-		-	-		-	(3,362)	(3,362)	-

Balances, June 30, 2018	1,001	$	(*	)	**2,945,676	$30		$31,454	$(23,986)	$7,498	$500

(*) Less than 1

** Includes 721,107 common stock classified as temporary equity.

(***) Share data represents the number of shares adjusted to retroactively reflect the 1:15 reverse Stock Split effected on September 4, 2018, as discussed in Note 1.

The accompanying notes are an integral part of these interim consolidated financial statements.

F-31

MICROBOT MEDICAL INC.

Interim Consolidated Statements of Cash Flows

U.S. dollars in thousands

(Except share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

OPERATING ACTIVITIES

Net loss	$(1,893)	$(3,508)	$(3,362)		$(4,815)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13	6	23		12
Interest and revaluation of convertible notes, net	-	66	-		237
Financing loss on debt extinguishment	-	2,364	-		2,364
Changes in fair value of derivative warrant liability	(1)	(187)	(14)		(275)
Shares issued as consideration-vendor	74	-	74		-
Share-based compensation expense	406	154	822		154
Changes in assets and liabilities:
Other receivables	(60)	(165)	(138)		(268)
Other payables and accrued liabilities	112	(161)	52		396

Net cash used in operating activities	(1,349)	(1,431)	(2,543)		(2,198)

INVESTMENT ACTIVITIES
Increase in restricted cash	-	(27)	-		(27)
Purchase of property and equipment	(91)	(6)	(224)		(28)

Net cash used in investing activities	(91)	(33)	(224)		(55)

FINANCING ACTIVITIES

Outflow (inflow) in connection with current assets and liabilities acquired in reverse recapitalization, net	-	126	-		(82)
Issuance of common stock, net of issuance costs	-	9,414	-		12,704

Net cash provided by financing activities	-	9,540	-		12,622

Net increase (decrease) in cash and cash equivalents and restricted cash	(1,440)	8,076	(2,767)		10,369

Cash and cash equivalents and restricted cash at the beginning of the period	9,487	5,002	10,814		2,709

Cash and cash equivalents and restricted cash at the end of the period	$8,047	$13,078	$8,047		$13,078

Supplemental disclosure of cash flow information: Non-cash financing transactions:
Cashless exercise of warrants	$-	$-	$-	$	(* )
Conversion of preferred A shares into common shares	$15	$2,083	$30		$2,083

(*) Less than 1

The accompanying notes are an integral part of these interim consolidated financial statements.

F-32

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

NOTE 1 - GENERAL

A.	Description of Business

Microbot Medical Inc. (the “Company”) is a pre-clinical medical device company specializing in the research, design and development of next generation micro-robotics assisted medical technologies targeting the minimally invasive surgery space. The Company is primarily focused on leveraging its micro-robotic technologies with the goal of improving surgical outcomes for patients.

It was incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change the name of the Company to Cyto Therapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change the name of the Company to StemCells, Inc.

On November 28, 2016, the Company consummated a transaction pursuant to an Agreement and Plan of Merger, dated August 15, 2016, with Microbot Medical Ltd., a private medical device company organized under the laws of the State of Israel (“Microbot Israel”), and C&RD Israel Ltd. (“Merger Sub”), an Israeli corporation and wholly-owned subsidiary of the Company, whereby Merger Sub merged with and into Microbot Israel and Microbot Israel surviving as a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger, at the effective time of the Merger, each outstanding ordinary share of Microbot Israel capital stock was converted into the right to receive approximately 2.9 shares of the Company’s common stock, par value $0.01 per share, after giving effect to a one for nine reverse stock split (the “Reverse Stock Split”), for an aggregate of 1,788,884 shares (26,550,974 shares before the Reverse Split described below) of Company’s common Stock issued to the former Microbot Israel shareholders. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by the Company and converted into options to purchase an aggregate of 176,182 shares (2,614,916 shares before the Reverse Split) of the Company’s common stock. Additionally, the Company issued an aggregate of 7,802,639 restricted shares of its common stock or rights to receive the Company’s common stock, to certain advisers. On the same day and in connection with the Merger, the Company changed its name from StemCells, Inc. to Microbot Medical Inc. On November 29, 2016, the Company’s common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”.

As a result of the Merger, Microbot Israel became a wholly owned subsidiary of the Company. The transaction between the Company and Microbot Israel was accounted for as a reverse recapitalization. As the shareholders of Microbot Israel received the largest ownership interest in the Company, Microbot Israel was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Microbot Israel. Unless indicated otherwise, pre-acquisition share, options and warrants data included in these financial statements is retroactively adjusted to reflect the Reverse Stock Split and the Merger.

Prior to the Merger, the Company was a biopharmaceutical company that conducted research, development, and commercialization of stem cell therapeutics and related technologies. The sale of substantially all material assets relating to the stem cell business were completed on November 29, 2016.

The Company and its subsidiaries are collectively referred to as the “Company”. “StemCells” or “StemCells, Inc.” refers to the Company prior to the Merger.

B.	Risk Factors

To date, the Company has not generated revenues from its operations. As of June 30, 2018, the Company had cash and cash equivalent balance of approximately $8,020, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products. Due to continuing research and development activities, the Company expects to continue to incur net losses into the foreseeable future. The Company plans to continue to fund its current operations as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the Israeli Innovation Authority and others. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors, including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

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MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

C.	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions pertaining to transactions and matters whose ultimate effect on the financial statements cannot precisely be determined at the time of financial statements preparation. Although these estimates are based on management’s best judgment, actual results may differ from these estimates.

D.	Reverse Stock Split

On September 4, 2018, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to affect a one-for-15 reverse stock split of the Company’s common stock (the “Reverse Split”). As a result of the Reverse Split, every 15 shares of the Company’s old common stock will be converted into one share of the Company’s new common stock. Fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number. The Reverse Split automatically and proportionately adjusted, based on the one-for-fifteen split ratio, all issued and outstanding shares of the Company’s common stock, as well as common stock underlying convertible preferred stock, stock options, warrants and other derivative securities outstanding at the time of the effectiveness of the Reverse Split. The exercise price on outstanding equity based-grants was proportionately increased, while the number of shares available under the Company’s equity-based plans was also proportionately reduced. Share and per share data (except par value) for the periods presented reflect the effects of this Reverse Split. References to numbers of shares of common stock and per share data in the accompanying financial statements and notes thereto have been adjusted to reflect the Reverse Split on a retroactive basis.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements are as follows:

Unaudited Interim Financial Statements

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Article 10 of U.S. Securities and Exchange Commission (“SEC”) regulations. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included (consisting only of normal recurring adjustments except as otherwise discussed).

Operating results for the six-month period ended June 30, 2018, are not necessarily indicative of the results that may be expected for the year ended December 31, 2018.

Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim condensed consolidated financial statements are identical to those applied in the preparation of the latest annual audited financial statements.

Recent Accounting Standards

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” to provide a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The ASU supersedes most current revenue recognition guidance, including industry-specific guidance. The FASB subsequently issued ASU 2015-14, ASU 2016-08 and ASU 2016-12, which clarified the guidance, provided scope improvements and amended the effective date of ASU 2014-09. As a result, ASU 2014-09 becomes effective for the Company in the first quarter of 2018, with early adoption permitted. The adoption of this standard did not have a material impact on our interim consolidated statements of comprehensive loss since the Company has not yet generated revenues to date.

In February 2016, the FASB issued ASU 2016-02 “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. For operating leases, the ASU requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, on its balance sheet. The ASU retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. This ASU is effective for the Company in the first quarter of 2019, with early adoption permitted. The Company continues to evaluate the effect of the adoption of this ASU and expects the adoption will result in an increase in the assets and liabilities on the consolidated balance sheets for operating leases (refer to Note 5) and will likely have an insignificant impact on the consolidated statements of comprehensive loss.

F-34

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This ASU is effective for the Company in the first quarter of 2020, with early adoption permitted. The Company is currently evaluating the effect the adoption of this ASU will have on its consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, which includes Part I “Accounting for Certain Financial Instruments with Down Round Features” and Part II “Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-Controlling Interests with a Scope Exception”. The ASU makes limited changes to the Board’s guidance on classifying certain financial instruments as either liabilities or equity. The ASU’s objective is to improve (1) the accounting for instruments with “down-round” provisions and (2) the readability of the guidance in ASC 480 on distinguishing liabilities from equity by replacing the indefinite deferral of certain pending content with scope exceptions. The ASU is effective for the Company in the first quarter of 2019, with early adoption permitted. The Company has derivative warranty liabilities as discussed in Note 4 which upon adoption of the new standard are expected to be classified as equity.

NOTE 3 - CONVERTIBLE LOAN FROM SHAREHOLDERS

Secured Note to Alpha Capital Anstalt

On August 15, 2016, concurrent with the execution of the Agreement and Plan of Merger (see Note 1A), StemCells Inc. issued a 6.0% secured note (the “Note”) to Alpha Capital Anstalt (“Alpha Capital”), in the principal amount of $2,000, for value received, payable upon the earlier of (i) 30 days following the consummation of the Merger and (ii) December 31, 2016. Proceeds from the Note were used for the payment of costs and expenses in connection with the Merger and operational expenses leading to such closing.

The Note bore interest at 6% per annum, payable monthly in arrears on the first of the month, beginning on January 1, 2017 until the principal amount is paid in full. In addition, the Note was secured by a first priority security interest in all of the Company’s intellectual property and certain other general assets pursuant to a Security Agreement

Securities Exchange Agreement with Alpha Capital

As of the effective time of the Merger, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Alpha Capital, providing for the issuance to Alpha Capital of a convertible promissory note by the Company (the “Convertible Note”) in a principal amount of $2,029, which is equal to the principal and accrued interest under the Note, in exchange for (a) the full satisfaction, termination and cancellation of the Note and (b) the release and termination of the Security Agreement and the first priority security interest granted thereunder.

The Convertible Note was convertible into the Company’s Common Stock any time after November 28, 2017 and until the maturity date of November 28, 2019, based on a conversion price of $9.6 ($0.64 before the Reverse Split), subject to adjustments as provided in the Exchange Agreement.

NOTE 4 - DERIVATIVE WARRANT LIABILITIES

The remaining outstanding warrants and terms as of June 30, 2018 and December 31, 2017 is as follows (*):

Issuance date	Outstanding as of December 31, 2017	Outstanding as of June 30, 2018	Exercise Price	Exercisable as of June 30, 2018	Exercisable Through

Series A (2013)	3,895	3,895	$2,885	3,895	October 2018
Series A (2013)	183	183	$2,725	183	April 2023
Series A (2015)	683	683	$1,363	683	April 2020
Series A (2016) (a)	625	-	$-	-	March 2018
Series B (2016) (a)	2,770	2,770	$40	2,770	March 2022

(*)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.
a)	These warrants contain a full ratchet anti-dilution price protection so that, in most situations upon the issuance of any common stock or securities convertible into common stock at a price below the then-existing exercise price of the outstanding warrants, the warrant exercise price will be reset to the lower common stock sales price. As such anti-dilution price protection does not meet the specific conditions for equity classification, the Company is required to classify the fair value of these warrants as a liability, with changes in fair value to be recorded as income (loss) due to change in fair value of warrant liability. The estimated fair value of our warrant liability at June 30, 2018 and December 31, 2017, was approximately $14 and $28, respectively.

F-35

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

As quoted prices in active markets for identical or similar warrants are not available, the Company uses directly observable inputs in the valuation of its derivative warrant liabilities (level 3 measurement).

The Company uses the Black-Scholes valuation model to estimate fair value of these warrants. In using this model, the Company makes certain assumptions about risk-free interest rates, dividend yields, volatility, expected term of the warrants and other assumptions. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities. Dividend yields are based on our historical dividend payments, which have been zero to date. Volatility is estimated from the historical volatility of our common stock as traded on NASDAQ. The expected term of the warrants is based on the time to expiration of the warrants from the date of measurement.

In March 2017, an institutional holder executed a cashless exercise of 768 warrants and 359 shares of Common Stock were issued in connection therewith.

The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of June 30, 2018 and December 31, 2017(**):

	Series A (2011)	Series A (2013)	Series A (2013)	Series A (2015)	Series A (2016)			Series B (2016)	Total
Balances at December 31, 2017	$-	$-	$-	$-	$	(*	)	$28	$28
Exercised	-	-	-	-		-		-	-
expiration	-	-	-	-		(*	)	-	(*	)
Changes in fair value	-	-	-	-		-		(14)	(14)
Balances at June 30, 2018	$-	$-	$-	$-		$-		$14	$14

(*) Less than 1

(**)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of June 30, 2018 and December 31, 2017(*):

	As of June 30, 2018		As of December 31, 2017
	Series A (2016)	Series B (2016)	Series A (2016)	Series B (2016)
Share price	—	$11	$15.1	$15.1
Exercise price	—	$40	$40	$40
Expected volatility	—	102.8%	60%	119%
Risk-free interest	—	2.39%	1.24%	1.89%
Dividend yield	—	—	—	—
Expected life of up to (years)	—	3.75	0.25	4.25

(*)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

F-36

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

Activity in such liabilities measured on a recurring basis is as follows:

Derivative Warrant Liabilities
As of December 31, 2017	$28
Revaluation of warrants	(14)
As of June 30, 2018	$14

Derivative Warrant Liabilities
As of December 31, 2016	$313
Revaluation of warrants	(285)
Exercise warrants	(* )
As of December 31, 2017	$28

(*) Less than 1

In accordance with ASC-820-10-50-2(g), the Company has performed a sensitivity analysis of the derivative warrant liabilities of the Company which are classified as level 3 financial instruments. The Company recalculated the value of warrants by applying a +/- 5% changes to the input variables in the Black-Scholes model that vary overtime, namely, the volatility and the risk-free rate. A 5.0% decrease or increase in volatility would not have materially changed the value of the warrants. A 5.0% decrease or increase in the risk-free rate would not have materially changed the value of the warrants; the value of the warrants is not strongly correlated with small changes in interest rates.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Microbot Israel obtained from the Israeli Innovation Authority (“IIA”) grants for participation in research and development for the years 2013 through June 30, 2018 in the total amount of approximately $1,310 and, in return, Microbot Israel is obligated to pay royalties amounting to 3% of its future sales up to the amount of the grant. The grant is linked to the exchange rate of the dollar to the New Israeli Shekel and bears interest of Libor per annum.

The repayment of the grants is contingent upon the successful completion of the Company’s research and development programs and generating sales. The Company has no obligation to repay these grants, if the project fails, is unsuccessful or aborted or if no sales are generated. The financial risk is assumed completely by the Government of Israel. The grants are received from the Government on a project-by-project basis.

Microbot Israel signed an agreement with the Technion Research and Development Foundation (“TRDF”) in June 2012 by which TRDF transferred to Microbot Israel a global, exclusive, royalty-bearing license. As partial consideration for the license, Microbot Israel shall pay TRDF royalties on net sales (between 1.5%-3%) and on sublicense income as detailed in the agreement.

Lease Agreements

In December 2016, the Company entered into car lease agreements, which will end on December 31, 2019. According to the lease agreement, the monthly car lease payment is approximately $2.5.

In May 2017, the Company entered into an office lease agreement effective from February 1, 2018, with a term ending on December 31, 2020. According to the lease agreement, the monthly office lease payment is approximately $14.

Compensation Liability

The Company incurred compensation commitments of approximately $400 to a former executive that management estimates as remote that this amount will ever be paid out and therefore is not reflected in these consolidated financial statements.

Contract Research Agreement

On January 27, 2017, the Company entered into a Contract Research Agreement (the “Research Agreement”) with The Washington University (“Washington U.”), pursuant to which the parties are collaborating to determine the effectiveness of the Company’s self-cleaning shunt.

F-37

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

The study in Washington U. includes several phases. The first phase (initial research) was completed. The parties are in the final stage of planning the next phase, including the related various costs. Pursuant to the Research Agreement, all rights, title and interest in the data, information and results obtained or arrived at by Washington U. in the performance of its services under the Research Agreement, as well as any patentable inventions obtained or arrived at in the performance of such services, will be jointly owned by the Company and Washington U., and each will have full right to practice and grant licenses in joint inventions. Additionally, Washington U. granted to the Company: (a) a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual and irrevocable license to use and practice patentable inventions (other than joint inventions and improvements to Washington U.’s animal models) obtained or arrived at by Washington U. in the provision of its services under the Research Agreement (“University Inventions”) with respect to the self-cleaning shunt; and (b) an exclusive option to obtain an exclusive worldwide license in University Inventions, on terms to be negotiated between the parties.

Litigation

The Company is named as the defendant in a lawsuit, captioned Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, pending in the Supreme Court of the State of New York, County of New York. The complaint alleges, among other things, that the Company breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to the June 8, 2017 equity financing of the Company (the “Financing”), of which the Plaintiffs participated. The complaint seeks rescission of the SPA and return of the Plaintiffs’ $3,375 purchase price with respect to the Financing, and damages in an amount to be determined at trial but alleged to exceed $1 million. The parties presently are engaged in discovery.

Due to the early stage in the ligation process, management is unable to assess the likelihood of the claim and the amount of potential damages, if any, to be awarded. Management believes that the claims made against it are without merit and intends to vigorously defend itself against these claims.

Tolling and Standstill Agreement

On April 4, 2018, the Company entered into a Tolling and Standstill Agreement (the “Tolling Agreement”) with Empery Asset Master, Ltd., Empery Tax Efficient LP, Empery Tax Efficient II LP, and Hudson Bay Master Fund, Ltd., the other investors in the Financing (the “Other Investors”). Pursuant to the Tolling Agreement, among other things, (a) the Other Investors agree not to bring any claims against the Company arising out of the Matter, (b) the parties agree that if the Company reaches an agreement to settle the claims asserted by the Sabby Funds in the above suit, the Company will provide the same settlement terms on a pro rata basis to the Other Investors, and the Other Investors will either accept same or waive all of their claims and (c) the parties froze in time the rights and privileges of each party as of the effective date of the Tolling Agreement, until (i) an agreement to settle the suit is executed; (ii) a judgment in the suit is obtained; or (iii) the suit is otherwise dismissed with prejudice.

Agreement with CardioSert Ltd.

On January 4, 2018, Microbot Israel entered into an agreement with CardioSert Ltd. (“CardioSert”) to acquire certain patent-protected technology owned by CardioSert (the “Technology”).

Pursuant to the Agreement, Microbot Israel made an initial payment of $50 to CardioSert and has 90-days to elect to complete the acquisition. At the end of the 90-day period, at Microbot Israel’s sole option, CardioSert shall assign and transfer the Technology to Microbot Israel and Microbot Israel shall pay to CardioSert additional amounts and securities as determined in the agreement.

On April 10, 2018, Microbot delivered an Exercise Notice to CardioSert Ltd., notifying it that Microbot elected to exercise the option to acquire the Technology owned by CardioSert and therefore made an additional cash payment of $250 and 6,738 common shares (100,000 common shares before the Reverse Split) estimated of $74. (see note 6).

The agreement may be terminated by Microbot Israel at any time for convenience upon 90-days’ notice. The agreement may be terminated by CardioSert in case the first commercial sale does not occur by the third anniversary of the date of signing of the agreement except if Microbot Israel has invested more than $2,000 in certain development stages, or the first commercial sale does not occur within 50 months. In each of the above termination events, or in case of breach by Microbot Israel, CardioSert shall have the right to buy back the Technology from Microbot Israel for $1.00, upon 60 days prior written notice, but only 1 year after such termination. Additionally, the agreement may be terminated by either party upon breach of the other (subject to cure).

F-38

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

CardioSert agreed to assist Microbot Israel in the development of the Technology for a minimum of one year, for a monthly consultation fee of NIS 40,000 covering up to 60 consulting hours per month.

Agreement with Mr Simon Sharon

Effective as of April 1, 2018, the Company hired Simon Sharon as the Company’s Chief Technology Officer. Pursuant to the terms thereof, among other things, Mr. Sharon is entitled to options to purchase 10,000 shares (150,000 shares before the Reverse Split) of the Company’s common stock, subject and pursuant to the Company’s 2017 Equity Incentive Plan.

NOTE 6 - SHARE CAPITAL

Each share of the Series A Convertible Preferred Stock, par value $0.01 per share, issued by the Company in December 2016 and in May 2017 (the “Series A Convertible Preferred Stock”), is convertible, at the option of the holder, into 1,000 shares of Common Stock, and confer upon the holder dividend rights on an as converted basis.

Exercise of Warrants

On March 2017, an institutional holder exercised, in a cashless transaction, 52 warrants (768 warrants before the spilt) and 24 shares (359 shares before the Reverse Split) of Common Stock were issued in connection therewith.

Share Capital Developments

The authorized capital stock consists of 221,000,000 shares of capital stock, which consists of 220,000,000 shares of Common Stock and 1,000,000 shares of undesignated preferred stock, par value $0.01 (the “Preferred Stock”). As of March 31, 2018, the Company had 2,837,863 shares (42,120,127 shares before the Reverse Split) of Common Stock issued and outstanding, and 2,464 shares of Series A Convertible Preferred Stock issued and outstanding.

On December 27, 2016, the Company exchanged 655,962 shares (9,735,925 shares before the Reverse Split) or rights to acquire shares of its Common Stock, for 656 shares (9,736 shares before the Reverse Split) of a newly designated class of Series A Convertible Preferred Stock.

On January 5, 2017, the Company entered into a definitive securities purchase agreement with an institutional investor (the “Purchaser”) for the purchase and sale of an aggregate of 47,163 shares (700,000 shares before the Reverse Split) of Common Stock in a registered direct offering for $74 per share ($5.00 per share before the Reverse Split) or gross proceeds of $3,500. The Company paid the placement agent a fee of $210 plus reimbursement of out-of-pocket expenses, as well as other offering-related expenses.

On June 5, 2017, the Company entered into a Securities Purchase Agreement with certain institutional investors (the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of 252,658 shares (3,750,000 shares before the Reverse Split) of Common Stock, at a purchase price per share of $40 ($2.70 before the Reverse Split). The gross proceeds to the Company was $10,125 before deducting placement agent fees and offering expenses of $922.

Employee Stock Option Grant

In September 2014, Microbot Israel’s board of directors approved a grant of 26,906 stock options (403,592 stock options before the Reverse Split) (77,846 stock options as retroactively adjusted to reflect the Merger) to its CEO, through MEDX Venture Group LLC. Each option was exercisable into an ordinary share, at an exercise price of $12 ($0.8 before the Reverse Split) ($4.2 as retroactively adjusted to reflect the Merger). The stock options were fully vested at the date of grant.

On May 2, 2016, Microbot Israel’s board of directors approved a grant of 33,333 stock options (500,000 stock options before the Reverse Split) (96,482 as retroactively adjusted to reflect the Merger) to certain of its employees and directors. Each stock option was exercisable into an ordinary share, NIS 0.001 par value, of Microbot Israel, at an exercise price equal to the ordinary share’s par value. The stock options were fully vested at the date of grant. As a result, the Company recognized compensation expenses in the amount of $675 included in general and administrative expenses. As the exercise price of the stock options is nominal, Microbot Israel estimated the fair value of the options as equal to the Company’s share price of $20.25 ($1.35 before the Reverse Split) ($7.05 as retroactively adjusted to reflect the Merger) at the date of grant.

F-39

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

On September 12, 2017, the Company adopted the 2017 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of Common Stock to directors, officers and employees of the Company and to other individuals.

On September 14, 2017, the board of directors approved a grant of stock options to purchase an aggregate of up to 120,848 shares (1,812,712 shares before the Reverse Split) of Common Stock to Mr. Harel Gadot, the Company’s Chairman of the Board, President and CEO, at an exercise price per share of $15.75 ($1.05 before the Reverse Split). The stock options vest over a period of 3-5 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $339 and $0 included in general and administrative expenses for the period ended June 30, 2018 and 2017 respectively.

On September 14, 2017, the board of directors approved a grant of stock options to purchase an aggregate of up to 72,508 shares (1,087,627 shares before the Reverse Split) of Common Stock to Mr. Hezi Himelfarb, the company’s General Manager, COO and a member of the Board, at an exercise price per share of $19.35 ($1.29 before the Reverse Split). The grant was subject to the Israeli Tax Authority’s approval of the plan which occurred on October 14, 2017. In accordance with the option agreement, the options vest for period of 3 years starting from the grand date. As a result, the Company recognized compensation expenses in the amount of $231 and $0 included in general and administrative expenses for the period ended June 30, 2018 and 2017 respectively.

On December 6, 2017, the board of directors approved a grant of 12,698 stock options (190,475 stock options before the Reverse Split) to purchase an aggregate of up to 12,698 shares of Common Stock to certain of its directors, at an exercise price per share of $15.75 ($1.05 before the Reverse Split). The stock options vest over a period of 3 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $41 and $0 included in general and administrative expenses for the period ended June 30, 2018 and 2017 respectively.

On December 28, 2017, the board of directors approved a grant of 66,036 stock options (990,543 stock options before the Reverse Split) to purchase an aggregate of up to 66,036 shares of Common Stock to certain of its employees, at an exercise price per share of $15.3 ($1.02 before the Reverse Split)

The stock options vest over a period of 3 years as outlined in the option agreements. As a result, the Company recognized compensation expenses in the amount of $211 and $0 included in general and administrative expenses and research and development expenses for the period ended June 30, 2018 and 2017 respectively.

On November 2017, certain employees and consultant exercised 31,453 options (471,794 options before the Reverse Split) to 31,453 ordinary shares at exercise price of 0.001 NIS.

In February 2018, an employee exercised options to purchase 2,487 (37,300 shares of common stock before the Reverse Split) at an exercise price of $0.001 per share

A summary of the Company’s option activity related to options to employees and directors, and related information is as follows:

	For the six months ended June 30, 2018(*)
	Number of stock options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at beginning of period	414,965	$11.7	$1,859
Granted	-	-	-
Exercised	(2,487)	-	-
Cancelled	-	-	-
Outstanding at end of period	412,478	$11.7	$1,259
Vested and expected-to-vest at end of period	205,024	$6.9	$1,248

(*)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

F-40

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

	For the year ended December 31, 2017(*)
	Number of stock options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at beginning of period	174,328	$1.95	$3,739
Granted	272,090	16.5	-
Exercised	(31,453)	-	-
Cancelled	-	-	-
Outstanding at end of period	414,965	$11.7	$1,859
Vested and expected-to-vest at end of period	142,875	$1.95	$1,375

(*)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Common Stock and the exercise price, multiplied by the number of in-the-money stock options on those dates that would have been received by the stock option holders had all stock option holders exercised their stock options on those dates.) as of June 30, 2018 and December 31, 2017 respectively.

The stock options outstanding as of June 30, 2018 and December 31, 2017, separated by exercise prices, are as follows(**):

Exercise price $	Stock options outstanding as of June 30, 2018	Stock options outstanding as of December 31, 2017	Weighted average remaining contractual life – years as of June 30, 2018	Weighted average remaining contractual life – years as of December 31, 2017	Stock options exercisable as of June 30, 2018	Stock options exercisable as of December 31, 2017

4.2	77,846	77,846	7.50	8.0	77,846	77,846
15.75	133,546	133,546	9.25	9.75	32,133	-
19.35	72,508	72,508	9.25	9.75	18,127	-
15.3	66,036	66,036	9.50	10	14,376	-
(*)	62,542	65,029	8.25	8.75	62,542	65,029
	412,478	414,965	8.80	9.3	205,024	142,875

(*)	Less than 0.01
(**)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

Compensation expense recorded by the Company in respect of its stock-based employee compensation awards in accordance with ASC 718-10 for the six-month ended June 31, 2018 and the year ended December 2017 was $ 822 and $ 254, respectively.

F-41

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

The fair value of the stock options is estimated at the date of grant using Black-Scholes options pricing model with the following weighted-average assumptions:

	Six months ended June 30, 2018	Year ended December 31, 2017

Expected volatility	109%	122.5%
Risk-free interest	2.39%	1.64%
Dividend yield	0%	0%
Expected life of up to (years)	2.75	6.25

Shares issued to service provider

In connection with the Merger, the Company issued an aggregate of 525,706 restricted shares (7,802,639 restricted shares before the Reverse Split) of its Common Stock to certain advisors. The fair value of the award of approximately $10,000 was estimated based on the share price of the Common Stock of $19.2 ($1.28 before the Reverse Split) as of the date of grant. The portion of the expense in excess of the cash and other current assets acquired in the Merger, in the amount of $7,300 was included in general and administrative expenses in the Statements of Comprehensive Loss.

During 2017, the Company issued an aggregate of 8,085 nonrefundable shares (120,000 nonrefundable shares before the Reverse Split) of Common Stock to a consultant as part of investor relations services. The Company recorded expenses of approximately $225 with respect to the issuance of these shares included in general and administrative expenses.

On May 24, 2018 the Company issued an aggregate of 6,738 nonrefundable shares (100,000 nonrefundable shares before the Reverse Split) of Common Stock to CardioSert as part of certain patent acquisition. The Company recorded expenses of approximately $74 with respect to the issuance of these shares included in research and development expenses.

Securities Exchange Agreement with Alpha Capital

On December 16, 2016, the Company entered into a Securities Exchange Agreement with Alpha Capital, pursuant to which Alpha Capital exchanged 655,967 shares (9,736,000 shares before the Reverse Split) of common stock or rights to acquire shares of the common stock held by it, for 9,736 shares of a newly designated class of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The common stock and common stock underlying the rights to acquire common stock include all of the shares of common stock issued or issuable to Alpha Capital pursuant to the Merger. The 655,967 shares (9,735,925 shares before the Reverse Split) of common stock and the rights to acquire common stock were cancelled and the Company’s issued and outstanding shares of Common Stock were reduced to 1,786,684 (26,518,315 before the Reverse Split).

On May 9, 2017, the Company entered into a Securities Exchange Agreement with Alpha Capital pursuant to which the Company agreed to issue 3,254 shares of the Series A Convertible Preferred Stock, in exchange for the full satisfaction, termination and cancellation of the outstanding 6% convertible promissory note of the Company in the principal amount of approximately $2,029 issued on November 28, 2016 and held by Alpha Capital. The Series A Convertible Preferred Stock is the same series of securities as the Company’s existing Series A Convertible Preferred Stock issued in December 2016. As a result of the extinguishment of the convertible note and issuance of the preferred shares, the Company recorded a financial loss in the amount of $2,360.

During the year 2017, the holder of the Series A Convertible Preferred Stock converted 8,990 shares of the Series A Convertible Preferred Stock for 605,705 shares (8,990,000 shares before the Reverse Split) of Common Stock, pursuant to the terms of conversion of the Series A Convertible Preferred Stock.

For the six-month ended June 30, 2018, the holder of the Series A Convertible Preferred Stock converted 3,000 shares of the Series A Convertible Preferred Stock for 202,151 shares (3,000,000 shares before the Reverse Split) of Common Stock, pursuant to the terms of conversion of the Series A Convertible Preferred Stock.

F-42

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

Repurchase of Shares

The Company intends to enter into a definitive agreement with up to three Israeli shareholders, one of which is a director of the Company, that were former shareholders of Microbot Israel, pursuant to which the Company would repurchase, at a discount on the fair value of the share at the date of repurchase, up to $500 of Common Stock held by them, in the aggregate, if and to the extent such shareholders are unable to sell enough of their shares to cover certain of their Israeli tax liabilities resulting from the Merger. Such repurchase(s), if any, would occur only after the two-year anniversary of the Merger. The transaction is subject to negotiating final terms and entering into definitive agreements with such shareholders.

The Company evaluated whether an embedded derivative that requires bifurcation exists within such shares that may be subject to repurchase. The Company concluded the fair value of such derivative instrument would be nominal and, in any case, would represent an asset to the Company as (a) the settlement requires acquiring the shares at a discount on the fair market value of the share at the time of repurchase and in no circumstances the acquisition price will be higher than approximately one dollar per share (representing 25% discount on the fair market value of the share at the merger closing date) and (b) it is assumed that the selling shareholders would use such right as last resort as such repurchase at a discount on the fair market value of such shares results in a loss to be incurred by the selling shareholders.

In accordance with ASC 480-10-S99-3A (formerly EITF D-98), the Company classified the maximum amount it may be required to pay in the event the repurchase right is exercised ($500) as temporary equity.

NOTE 7 - BASIC AND DILUTED NET LOSS PER SHARE

The basic and diluted net loss per share and weighted average number of common shares used in the calculation of basic and diluted net loss per share are as follows (in thousands, except share and per share data):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net loss attributable to shareholders of the Company	$(1,893)	$(3,508)	$(3,362)	$(4,815)

Net loss attributable to shareholders of preferred shares	(76)	(938)	(185)	(1,279)

Net loss used in the calculation of basic net loss per share	$(1,817)	$(2,570)	$(3,177)	$(3,536)
Net loss per share (*)	$(0.6)	$(1.35)	$(1.2)	$(1.95)
Weighted average number of common shares (*)	2,855,428	1,940,561	2,809,754	1,877,701

(*)	Share data represents the number of shares adjusted to retroactively reflect the 1:15 Reverse Split effected on September 4, 2018.

As the inclusion of common share equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

NOTE 8 - TAXES ON INCOME

The Company is subject to income taxes under the Israeli and U.S. tax laws:

Corporate tax rates

The Company is subject to Israeli corporate tax rate of 23% from 2018.

The Company is subject to a Federal tax rate of 21% starting from 2018.

F-43

MICROBOT MEDICAL INC.

Notes to the interim consolidated financial statements

U.S. dollars in thousands

(Except share data)

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; (2) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries; (4) requiring a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations; (5) eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; (6) creating the base erosion anti-abuse tax (BEAT), a new minimum tax; (7) creating a new limitation on deductible interest expense; and (8) changing rules related to uses and limitations of NOL carryforwards created in tax years beginning after December 31, 2017.

The SEC staff issued SAB 118, which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act.

As of June 30, 2018, the Company’s assessment of the Tax Act is incomplete, and the Company has not yet been able to make reasonable estimates of the effects. Therefore, no provisional adjustments were recorded.

For the six and three-month period ended June 30, 2018, the Company generated net operating losses in Israel of approximately $1,170 and $776 respectively which may be carried forward and offset against taxable income in the future for an indefinite period.

For the six and three-month period ended June 30, 2018, the Company generated net operating losses in the U.S. of approximately $1,416 and $694 respectively. Net operating losses in the United States are available through 2035. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The Company is still in its development stage and has not yet generated revenues, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of June 30,
	2018	2017
Net operating loss carry-forward	$491,965	$485,830

Total deferred tax assets	$103,313	$111,740
Valuation allowance	(103,313)	(111,740)
Net deferred tax assets	$-	$-

Reconciliation of Income Taxes:

The following is a reconciliation of the taxes on income assuming that all income is taxed at the ordinary statutory corporate tax rate in Israel and the effective income tax rate:

	As of June 30,
	2018	2017
Net loss as reported in the statements of operations	$3,362	$4,815
Statutory tax rate	23%	24%
Income Tax under statutory tax rate	773	1,156
Change in valuation allowance	(773)	(1,156)
Actual income tax	$-	$-

F-44

         Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by Microbot Medical Inc. (the “Company” or the “Registrant”) in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

Amount
SEC registration fee		$2,961.83
FINRA filing fee		$4,166.00
Blue-sky qualification fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits, in general, a Delaware corporation, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that or she is or was a director, or officer, of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation provides that the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company’s restated certificate of incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are necessary to attract and retain qualified directors and officers.

II-1

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements may require the Company, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of the Company’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriter will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued and options granted by the Company within the past three years that were not registered under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”). Also included is the consideration, if any, received by the Registrant, for such securities and options and information relating to the Securities Act, or rule of the SEC, under which exemption from registration was claimed. Except with respect to issuances subsequent to September 4, 2018, the below issuances do not reflect the Company’s September 4, 2018 1-for-15 reverse stock split.

On September 24, 2018, the holder of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, converted 30 shares of the Preferred Stock for 30,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Company. The issuances of the 30,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

On May 31, 2018, the holder of the Preferred Stock converted 700 shares of the Preferred Stock for 700,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Company. The issuances of the 700,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

On May 24, 2018, the Company issued 100,000 shares of common stock to CardioSert Ltd. as partial consideration for the acquisition of certain intellectual property assets from CardioSert. The issuance was exempt from registration under Section 4(a)(2) under the Securities Act as a transaction not involving a public offering to a single stockholder as part of a negotiated transaction.

On March 7, 2018, the holder of the Preferred Stock converted an aggregate of 500 shares of the Preferred Stock for an aggregate of 500,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Registrant. The issuances of the 500,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

On May 11, 2018, the holder of the Preferred Stock converted 800 shares of the Preferred Stock for 800,000 shares of the Company’s common stock, pursuant to the terms of conversion of the Preferred Stock. The issuance of the 800,000 shares of common stock was exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

From November 22, 2017 through January 25, 2018, the holder of the Preferred Stock converted an aggregate of 2,436 shares of the Preferred Stock for an aggregate of 2,436,000 shares of the Registrant’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Registrant. The issuances of the 2,436,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

On December 11, 2017, the Registrant issued an aggregate of 70,000 shares of the Registrant’s common stock to a consultant as consideration for services. The issuance of the shares was exempt from registration under Section 4(a)(2) under the Securities Act as a transaction not involving a public offering, as the issuance thereof was made to a limited number of persons or entities as compensation for services rendered.

II-2

From October 4, 2017 through October 25, 2017, the holder of the Preferred Stock converted an aggregate of 1,600 shares of the Preferred Stock for an aggregate of 1,600,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Registrant. The issuances of the 1,600,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

From August 7, 2017 through September 19, 2017, the holder of the Preferred Stock converted an aggregate of 2,200 shares of the Preferred Stock for an aggregate of 2,200,000 shares of the Registrant’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Registrant. The issuances of the 2,200,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

Between June 19, 2017 and August 7, 2017, the holder of the Preferred Stock converted an aggregate of 2,029 shares of the Preferred Stock for an aggregate of 2,029,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Company. The issuances of the 2,029,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

Between May 18, 2017 and June 12, 2017, the holder of the Preferred Stock converted an aggregate of 1,525 shares of the Preferred Stock for an aggregate of 1,525,000 shares of the Company’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Company. The issuances of the 1,525,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

On May 26, 2017, the Company issued an aggregate of 50,000 shares of common stock to a consultant. The issuance of the shares was exempt from registration under Section 4(a)(2) under the Securities Act as a transaction not involving a public offering, as the issuance thereof was made to a limited number of persons or entities as compensation for services rendered.

On May 10, 2017, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Alpha Capital Anstalt (“Alpha Capital”), pursuant to which the Company agreed to issue 3,255 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in exchange for the full satisfaction, termination and cancellation of that outstanding 6% convertible promissory note of the Company in the principal amount of $2,028,767, issued on November 28, 2016 and held by Alpha Capital (the “Convertible Note”). Effective as of May 10, 2017, the Company issued 3,255 shares of Preferred Stock to Alpha Capital pursuant to the Exchange Agreement. The issuance of the 3,255 shares of Preferred Stock was exempt from registration under Section 4(a)(2) and/or 3(a)(9) under the Securities Act.

In March 2017, an institutional holder exercised, in a cashless transaction, 768 warrants and 359 shares of common stock were issued in connection therewith. The issuance of the 359 share of common stock was exempt from registration under Section 4(a)(2) and/or 3(a)(9) under the Securities Act.

Effective as of December 27, 2016, the Company closed on the exchange (the “Exchange”) of approximately 9,735,925 shares or rights to acquire shares of its common stock held by Alpha Capital Anstalt, for 9,736 shares of Preferred Stock. The issuance of the 9,736 shares of Preferred Stock was exempt from registration under Section 4(a)(2) and/or 3(a)(9) under the Securities Act.

The Company issued 26,644,979 shares of common stock to the existing shareholders of Microbot Israel Ltd. (“Microbot Israel”) and assumed options to purchase an aggregate of 2,614,916 shares of common stock of the existing optionholders of Microbot Israel. Additionally, the Company issued an aggregate of 7,802,639 restricted shares of its common stock or rights to receive common stock to certain advisors. Such sales were exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

See the Exhibit Index immediately preceding the signature page to this registration statement, which is incorporated by reference herein.

II-3

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each investor.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 15, 2016, by and among StemCells, Inc., C&RD Israel Ltd. and Microbot Medical Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 15, 2016).

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 15, 2007).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

3.3	Amended and Restated By-Laws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 3, 2016).

4.1	Form of Series A Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 16, 2016).

4.2	Form of Series B Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 16, 2016).

4.3†	Form of Pre-Funded Warrant

4.4†	Form of Underwriter’s Warrant

5.1†	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

10.1	Letter Agreement between the Company and Alpha Capital Anstalt (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2016).

10.2	Securities Exchange Agreement between the Company and Alpha Capital Anstalt (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

10.3	Convertible Promissory Note in favor of Alpha Capital Anstalt (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

10.4	Form of Indemnification Agreement, between the Company and Each of its Directors and Officers (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

10.5	Employment Agreement with Harel Gadot (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

10.6	Services Agreement with DBN Finance Services Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 29, 2016).

10.7	Employment Agreement with Yehezkel Himelfarb (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 8, 2016).

10.8	Securities Exchange Agreement, dated December 16, 2016, by and between StemCells, Inc. and Alpha Capital Anstalt (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 16, 2016).

10.9	Form of Securities Purchase Agreement, dated January 5, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 5, 2017).

10.10	Placement Agreement, dated January 4, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 5, 2017).

10.11	Asset Purchase Agreement, dated November 11, 2016, by and among StemCells, Inc., Stem Cell Sciences Holdings Limited, Stemcells California, Inc., and Boco Silicon Valley, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).

10.12	Escrow Agreement, dated as of November 11, 2016, by and among BOCO Silicon Valley, Inc., StemCells, Inc., Continental Stock Transfer & Trust Company, Kenneth B. Stratton and Alpha Capital Anstalt (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).

II-5

Exhibit Number	Description of Document
10.13	Contract Research Agreement, dated January 27, 2017, with The Washington University (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).

10.14	License Agreement, dated June 20, 2012, by and between Technion Research and Development Foundation, and Microbot Medical Ltd. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).

10.15	Microbot Medical Inc. 2017 Equity Incentive Plan (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2017, filed on November 14, 2017).

10.16	Letter Agreement, by and between the Company and Martin McGlynn, dated January 10, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016, filed on May 10, 2016).

10.17	Severance Buy-Out Agreement, Compromise and Release, by and between StemCells, Inc. and Ken Stratton, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.18	Severance Buy-Out Agreement, Compromise and Release, by and between StemCells, Inc. and Gregory Schiffman, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.19	Severance Buy-Out Agreement, Compromise and Release, by and between StemCells, Inc. and Ian Massey, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.20	Cooperation and Consulting Agreement, by and between StemCells, Inc. and Ken Stratton, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.21	Cooperation and Consulting Agreement, by and between StemCells, Inc. and Gregory Schiffman, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.22	Cooperation and Consulting Agreement, by and between StemCells, Inc. and Ian Massey, dated June 6, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.23	Trust Agreement, by and between StemCells, Inc. and David A. Bradlow, dated June 16, 2016 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, filed on August 15, 2016).

10.24	Securities Exchange Agreement, dated May 10, 2017, by and between the Company and Capital Anstalt (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 8, 2018).

10.25	Asset Purchase Agreement, dated July 13, 2016, by and between StemCells, Inc. and Miltenyi Biotec, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 15, 2016).

10.26	Settlement Agreement, dated as of July 29, 2016, by and between BMR-Pacific Research Center LP and StemCells, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 15, 2016).

10.27	Agreement, dated January 4, 2018, by and between CardioSert Ltd. and Microbot Medical Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 8, 2018).

21.1	Subsidiaries of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed on March 21, 2017).

23.1†	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Reference is made to Exhibit 5.1.

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on the signature page).

101.INS	XBRL Instance.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation.

101.DEF	XBRL Taxonomy Extension Definition.

101.LAB	XBRL Taxonomy Extension Labels.

101.PRE	XBRL Taxonomy Extension Presentation.

†	To be filed by amendment

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hingham, Commonwealth of Massachusetts, on November 8, 2018.

MICROBOT MEDICAL INC.

/s/ Harel Gadot
Harel Gadot
President, Chief Executive Officer and Chairman

Each person whose signature appears below hereby constitutes and appoints Harel Gadot and Yehezkel (Hezi) Himelfarb, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Harel Gadot
Harel Gadot	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 8, 2018

/s/ David Ben Naim
David Ben Naim	Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2018

/s/ Yehezkel (Hezi) Himelfarb
Yehezkel (Hezi) Himelfarb	Chief Operating Officer, General Manager and Director	November 8, 2018

/s/ Yoav Waizer
Yoav Waizer	Director	November 8, 2018

/s/ Yoseph Bornstein
Yoseph Bornstein	Director	November 8, 2018

/s/ Pratipatti Laxminarain
Pratipatti Laxminarain	Director	November 8, 2018

/s/ Scott Burell
Scott Burell	Director	November 8, 2018

/s/ Martin Madden
Martin Madden	Director	November 8, 2018